                                                                     EXHIBIT 2.1

                         AGREEMENT OF PURCHASE AND SALE

                            THE SELLERS NAMED HEREIN,

                                  AS "SELLERS"

                                       AND

                          UNITED DOMINION REALTY, L.P.,

                                   AS "BUYER"

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
ARTICLE I    AGREEMENT TO SELL AND PURCHASE............................................     1

ARTICLE II   PURCHASE PRICE............................................................     1

    2.1    Amount of Purchase Price....................................................     1

    2.2    Deposit.....................................................................     2

    2.3    Terms of Payment............................................................     3

    2.4    Portfolio Purchase..........................................................     4

    2.5    Loans.......................................................................     4

ARTICLE III  TITLE.....................................................................     6

    3.1    Condition of Title at Closing...............................................     6

    3.2    Title Insurance.............................................................     7

    3.3    Intervening Title Matters...................................................     7

ARTICLE IV   CONDITION OF REAL PROPERTY; CERTAIN INSPECTIONS; ASSUMED CONTRACTS;
             SELLER'S REPRESENTATIONS AND WARRANTIES;..................................     8

    4.1    Buyer's Inspection..........................................................     8

    4.2    Inspections with Respect to the Kelvin Property.............................    10

    4.3    Assumption of Contracts.....................................................    11

    4.4    Sellers' Employees..........................................................    11

    4.5    Development of the Property.................................................    12

    4.6    "As-Is" Sale, Buyer's Indemnities, Etc......................................    12

    4.7    Sellers' Representations and Warranties.....................................    19

ARTICLE V    ESCROW; CLOSINGs; ETC.....................................................    22

    5.1    Escrow Holder...............................................................    22

    5.2    Closings....................................................................    22

    5.3    Closing Deliveries..........................................................    23

    5.4    Prorations..................................................................    24

    5.5    Closing Costs...............................................................    25

    5.6    Real Estate Commission......................................................    26

    5.7    IRS Reporting...............................................................    26

    5.8    Conditions..................................................................    26

    5.9    Seller's Employees..........................................................    32

    5.10   Assignment of Warranties....................................................    32

    5.11   Rivermark Management Budget.................................................    32

                                        i

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                                TABLE OF CONTENTS

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ARTICLE VI   CASUALTY OR CONDEMNATION.................................................     33

    6.1    Casualty or Condemnation....................................................    33

    6.2    Cooperation.................................................................    33

ARTICLE VII  BUYER'S REPRESENTATION AND WARRANTIES.....................................    34

    7.1    Due Organization............................................................    34

    7.2    Right, Power and Authority..................................................    34

    7.3    Enforceability..............................................................    34

    7.4    Bankruptcy Matters..........................................................    34

ARTICLE VIII SELLER COVENANTS.........................................................     34

    8.1    Seller Covenants............................................................    34

ARTICLE IX   GENERAL PROVISIONS........................................................    36

    9.1    Entire Agreement............................................................    36

    9.2    Offer to Purchase...........................................................    36

    9.3    Possession..................................................................    36

    9.4    Notices.....................................................................    36

    9.5    Assignment..................................................................    38

    9.6    Successors..................................................................    38

    9.7    Further Documents...........................................................    39

    9.8    Survival of Agreement.......................................................    39

    9.9    LIQUIDATED DAMAGES..........................................................    39

    9.10   Seller's Default............................................................    41

    9.11   Time of Essence; Measure of Time............................................    41

    9.12   Amendments..................................................................    41

    9.13   Counterparts................................................................    41

    9.14   Governing Law...............................................................    41

    9.15   Construction................................................................    41

    9.16   Exhibits....................................................................    42

    9.17   No Recordation..............................................................    42

    9.18   Gender......................................................................    42

    9.19   Waiver......................................................................    42

    9.20   Authority to Execute........................................................    42

    9.21   Attorneys' Fees.............................................................    42

    9.22   Public Announcements........................................................    42

                                       ii

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                                TABLE OF CONTENTS

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    9.23   Severability................................................................    43

    9.24   Exchange....................................................................    43

    9.25   Lead-Based Paint............................................................    43

    9.26   Natural Hazard Areas Or Zones...............................................    43

    9.27   Statutory Disclaimer........................................................    44

    9.28   Buyer Not a Successor of Seller.............................................    44

                             EXHIBITS AND SCHEDULES

Exhibit A                    Legal Description for Properties

Exhibit B-1                  California Form of Deed

Exhibit A to Grant Deed      Legal Description of the Property

Exhibit B to Grant Deed      Title Exceptions

Exhibit B-2                  Oregon Statutory Special Warranty Deed

Exhibit C                    Assignment of Personal Property and Assignment
                             and Assumption of Leases and Contracts

Exhibit A to Exhibit C       Legal Description

Exhibit B to Exhibit C       List of Service Agreements, Maintenance Agreements
                             and Other Contracts

Exhibit D-1                  Form of Coronado Management Agreement

Exhibit D-2                  Form of Rivermark Management Agreement

Schedule 2.1                 Purchase Price Allocation

Schedule 2.5                 Repayment Loans and Assumption Loans

Schedule 3.1                 Existing Title Policies and Preliminary Reports

Schedule 3.2                 Title Companies

Schedule 4.1.2               Ownership Dates

Schedule 4.3                 Assumed Contracts

Schedule 4.7(d)              Litigation

Schedule 4.7(f)              Personal Property

Schedule 4.7(j)              Financial Information

Schedule 5.8(b)              Coronado South Improvements Contracts

Schedule 5.8(c)              Rivermark Plans and Specifications

Schedule 5.9                 Employee Incentives and Bonuses

Schedule 8.1(d)              Form of Representation Letter

                                  DEFINED TERMS

                Term                                                                 Section
                ----                                                                 -------
Agreement.....................................................................             Preamble
assign........................................................................          Section 9.5
assignment....................................................................          Section 9.5
Assignment and Assumption Agreement...........................................       Section 5.3(a)
Assumed Loan..................................................................       Section 2.5(a)
Assumed Loans.................................................................       Section 2.5(a)
Books and Records.............................................................        Section 4.1.2
Broker........................................................................          Section 5.6
business days.................................................................         Section 9.11
Buyer.........................................................................             Preamble
California Form 593...........................................................       Section 5.3(a)
Closing.......................................................................       Section 5.2(e)
Closing Date..................................................................       Section 5.2(e)
CLTA..........................................................................          Section 3.2
Code..........................................................................       Section 4.7(e)
control.......................................................................          Section 9.5
Coronado Improvements.........................................................  Section 5.8(b)(iii)
Coronado Improvements Contracts...............................................  Section 5.8(b)(iii)
Coronado South Deposit........................................................   Section 2.2(a)(ii)
Coronado South Property.......................................................            Exhibit A
Deed..........................................................................          Section 3.1
Deferred Property.............................................................    Section 2.2(b)(i)
Deposit.......................................................................       Section 2.2(a)
Effective Date................................................................             Preamble
Environmental Laws............................................................  Section 4.6(h)(iii)
Escrow Holder.................................................................          Section 5.1
Exchange Instructions.........................................................         Section 9.24
Excluded Documents............................................................        Section 4.1.3
Finally Completed.............................................................  Section 5.8(b)(iii)
Hazardous Substances..........................................................  Section 4.6(h)(iii)
Independent Consultant........................................................   Section 5.8(b)(ii)
Initial Closing...............................................................          Section 2.4
Initial Closing Date..........................................................       Section 5.2(a)
Initial Closing Deposit.......................................................    Section 2.2(a)(i)
Inspection....................................................................        Section 4.1.1
Intervening Event.............................................................          Section 4.7
Kelvin Litigation.............................................................          Section 4.2
Kelvin Property...............................................................            Exhibit A
Knowledgeable Employees.......................................................       Section 4.7(j)
Leases........................................................................       Section 3.1(b)
Lender........................................................................       Section 2.5(a)
Lender's Approval.............................................................       Section 2.5(b)

Lenders...............................                                                  Section 2.5(a)
Loan..................................                                                  Section 2.5(a)
Loan Transfer Documents...............                                                  Section 2.5(b)
Loans.................................                                                  Section 2.5(a)
Losses................................                                        Section 4.7, Section 4.5
Management Agreements.................                                                  Section 5.3(a)
Natural Hazard Expert.................                                                    Section 9.26
New Matter............................                                                     Section 3.3
Permitted Exceptions..................                                                     Section 3.1
Permitted Outside Parties.............                                                   Section 4.1.4
Policies..............................                                                     Section 3.2
Policy................................                                                     Section 3.2
Properties............................                                                        Recitals
Property..............................                                                        Recitals
Proprietary Information...............                                                   Section 4.1.4
Punchlist Estimate....................                                              Section 5.8(c)(iv)
Punchlist Holdback....................                                              Section 5.8(c)(iv)
Purchase Price........................                                                     Section 2.1
Real Property.........................                                                        Recitals
Released Parties......................                                               Section 4.6(h)(i)
rentals...............................                                                  Section 5.4(f)
Repayment Loan........................                                                  Section 2.5(a)
Repayment Loans.......................                                                  Section 2.5(a)
Rivermark Construction................                                           Section 5.8(c)(ii)(A)
Rivermark Deposit.....................                                             Section 2.2(a)(iii)
Rivermark Project.....................                                        Section 5.8(c)(ii)(B)(2)
Rivermark Property....................                                                       Exhibit A
Rivermark Punchlist Items.............                                             Section 5.8(c)(iii)
Seller................................                                                        Preamble
Sellers...............................                                                        Preamble
Substantially Completed...............   Section 5.8(c)(ii)(B), Section 5.8(b)(iii), Section 5.8(b)(i)
Survival Period.......................                                                  Section 4.7(j)
Target Rivermark Completion Date......                                               Section 5.8(c)(i)
Tenant's Notice.......................                                                  Section 5.3(a)
Title Adjustment......................                                                     Section 3.3
Title Company.........................                                                     Section 3.2
Unknown Environmental Liabilities.....                                             Section 4.6(h)(iii)
Vacant Units..........................                                                  Section 8.1(f)
Work..................................                                                     Section 4.5

                                       ii

                         AGREEMENT OF PURCHASE AND SALE

            THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made effective as of the 13th day of August, 2004 (the "Effective Date"), by and between Essex The Crest, L.P., a California limited partnership, Essex El Encanto Apartments, L.P., a California limited partnership, Essex Hunt Club Apartments, L.P., a California limited partnership, Essex Rosebeach Apartments, L.P., a California limited partnership, Essex Andover Park Apartments, L.P., a California limited partnership, Essex Kelvin Apartments, L.P., a California limited partnership, Essex Rivermark Apartments, L.P., a California limited partnership, Essex Arboretum Apartments, L.P., a California limited partnership, Essex Ocean Villa Apartments, L.P., a California limited partnership, Essex Carlsbad Apartments, L.P., a California limited partnership, Essex San Dimas Bonita Apartments, L.P., a California limited partnership, Essex San Dimas Canyon Apartments, L.P., a California limited partnership, Essex Huntington Beach Apartments, L.P., a California limited partnership, Essex Villa Venetia Apartments, L.P., a California limited partnership, Newport Beach North LLC, a Delaware limited liability company, Newport Beach South LLC, a Delaware limited liability company, and Essex Woodland Apartments, L.P., a California limited partnership (each such entity being known individually as "Seller" and collectively all such entities shall hereinafter be known as "Sellers"), and United Dominion Realty, L.P., a Delaware limited partnership (together with its successors and permitted assigns, "Buyer").

                                    RECITALS

      Sellers are the owners of those certain real properties located in the states of California and Oregon and more particularly described in Exhibit "A-1" through and including "A-17" attached hereto and made a part hereof (each, a "Real Property"). Each Real Property and all improvements and personal property owned by the applicable Seller located on such Real Property, if any (but excluding personal property and fixtures owned by tenants or occupants, if any), shall be individually known as a "Property" and all of same shall be known as the "Properties".

                                    ARTICLE I

                         AGREEMENT TO SELL AND PURCHASE

      1.1 Agreement to Sell and to Purchase. Sellers agree to sell the Properties to Buyer, and Buyer agrees to purchase the Properties from Sellers, on the terms and conditions contained in this Agreement.

                                   ARTICLE II

                                 PURCHASE PRICE

      2.1 Amount of Purchase Price. The purchase price for the Properties is the sum of Seven Hundred and Sixty-Five Million and No/100s U.S. Dollars (U.S. $765,000,000.00) (the "Purchase Price"). The Purchase Price is allocated between the Properties as set forth on Schedule 2.1 attached hereto and made a part hereof. When used with respect to a particular

Property, the term "Purchase Price" shall mean the portion of the Purchase Price allocated to such Property on Schedule 2.1.

      2.2 Deposit.

            (a) Within one (1) business day after execution of this Agreement, Buyer shall deliver to Sellers as an earnest money deposit the sum of Ten Million and No/100 U.S. Dollars (U.S. $10,000,000.00) in good, "same day" funds at par (the "Deposit"). The Deposit shall bear interest at a rate of four percent (4.0%) per annum, compounded monthly. All interest accruing from time to time on the Deposit pursuant to this Section 2.2(a) shall be added to the Deposit and become a part thereof, and all references herein to the "Deposit" shall be deemed to include all such interest. The Deposit shall be allocated to the Properties as follows:

                  (i) A portion of the Deposit (together with the interest
            accrued on such portion in accordance with Section 2.2(a), the "Initial Closing Deposit") in the amount of Six Million and No/100s U.S. Dollars ($6,000,000.00) shall be applicable to all of the Properties other than the Coronado South Property and the Rivermark Property;

                  (ii) A portion of the Deposit (together with the interest
            accrued on such portion in accordance with Section 2.2(a), the "Coronado South Deposit") in the amount of Two Million Two Hundred Thousand and No/100s U.S. Dollars ($2,200,000.00) shall be applicable to the Coronado South Property; and

                  (iii) A portion of the Deposit (together with the interest accrued on such portion in accordance with Section 2.2(a), the "Rivermark Deposit") in the aggregate amount of One Million Eight Hundred Thousand and No/100s U.S. Dollars ($1,800,000.00) shall be applicable to the Rivermark Property.

            (b) The Deposit shall be applied as follows:

                  (i) Upon the Initial Closing, the Initial Closing Deposit
            shall be applied to the Purchase Prices for the Properties included in the Initial Closing; provided, however, that in the event that the Closing of one or more of such Properties (each, a "Deferred Property") is deferred in accordance with Sections 2.5(b), 3.3 or
            5.8 or Article VI, the Initial Closing Deposit shall not be applied to the Purchase Prices for the Properties included in the Initial Closing, but shall continue to be held by the Seller, and shall continue to accrue interest, in accordance with this Agreement until the Closing of the last Deferred Property, at which time the Initial Closing Deposit shall be applied to the Purchase Price of the last Deferred Property or, in the event that Buyer's obligation to purchase the last Deferred Property is terminated in accordance with Sections 3.3, 4.2 or 5.8 or Article VI hereof, the Initial Closing Deposit shall be returned to Buyer. Notwithstanding the foregoing:
            (A) if the Closing with respect to any Property (other than the Coronado South Property or the Rivermark Property) does not occur for any reason other than Seller's breach of this Agreement or pursuant to

            Sections 3.3, 4.2 or 5.8 or Article VI, the Initial Closing Deposit shall be non-refundable and shall become the property of the Sellers as liquidated damages pursuant to Section 9.9 below; and (B) if the Initial Closing or the Closing of the last Deferred Property does not occur due to Seller's breach of this Agreement or pursuant to Sections 3.3, 4.2 or 5.8 or Article VI, the Initial Closing Deposit shall be returned to Buyer.

                  (ii) Upon the Closing of the Coronado South Property, the
            Coronado South Deposit shall be applied to the Purchase Price for the Coronado South Property as set forth in Section 2.2(a)(ii) above; provided, however, that in the event that the Closing of the Coronado South Property does not occur for any reason other than Seller's breach of this Agreement or pursuant to Sections 3.3, 4.2 or 5.8 or Article VI, the Coronado South Deposit shall be non-refundable and shall become the property of the Sellers as liquidated damages pursuant to Section 9.9 below. If the Closing of the Coronado South Property does not occur due to Seller's breach of this Agreement or pursuant to Sections 3.3, 4.2 or 5.8 or Article VI, the Coronado South Deposit shall be returned to Buyer.

                  (iii) Upon the Closing of the Rivermark Property, the
            Rivermark Deposit shall be applied to the Purchase Price for the Rivermark Property as set forth in Section 2.2(a)(iii) above; provided, however, that in the event that the Closing of the Rivermark Property does not occur for any reason other than Seller's breach of this Agreement or pursuant to Sections 3.3, 4.2 or 5.8 or
            Article VI, the Rivermark Deposit shall be non-refundable and shall become the property of the Sellers as liquidated damages pursuant to
            Section 9.9 below. If the Closing of the Rivermark Property does not occur due to Seller's breach of this Agreement or pursuant to Sections 3.3, 4.2 or 5.8 or Article VI, the Rivermark Deposit shall be returned to Buyer.

      2.3 Terms of Payment. The Purchase Price for the Properties shall be paid as follows:

            (a) Not later than one (1) day prior to the Initial Closing, Buyer shall deposit with Escrow Holder in good, "same-day" funds at par an amount equal to the sum of the Purchase Prices allocated to the Properties included in the Initial Closing (less the Initial Closing Deposit, unless the Initial Closing Deposit is to be held by Sellers pending the Closing of, or termination of Buyer's obligation to purchase, a Deferred Property as provided in Section 2.2(b)(i)), together with any and all amounts, if any, necessary to pay any and all prorations and/or expenses to be paid by Buyer under the terms of this Agreement with respect to such Properties (including any amounts of any nature and related expenses payable under the loan documents relating to any Repayment Loans encumbering such Properties, which Escrow Holder shall cause to be paid to such Lender), less (i) any prorations or other amounts to be credited to Buyer under the terms of this Agreement with respect to such Properties, and (ii) the then current principal balance of the Assumed Loans encumbering such Properties.

            (b) Not later than one (1) day prior to the Closing of any Deferred Property which is not included in the Initial Closing pursuant to Sections 2.5(b), 3.3, 5.8 or Article

      VI below, Buyer shall deposit with Escrow Holder in good "same-day" funds at par an amount equal to the sum of the Purchase Price allocated to such Property (less the Initial Closing Deposit, unless the Initial Closing Deposit is to be held by Sellers pending the Closing of, or termination of Buyer's obligation to purchase, any other Deferred Property), together with any and all amounts, if any, necessary to pay any and all prorations and/or expenses to be paid by Buyer under the terms of this Agreement with respect to such Property (including any amounts of any nature and related expenses payable under the loan documents relating to any Repayment Loans encumbering such Properties, which Escrow Holder shall cause to be paid to such Lender), less (i) any prorations or other amounts to be credited to Buyer under the terms of this Agreement with respect to such Property, and
      (ii) the then current principal balance of any Assumed Loan encumbering such Property.

            (c) Upon the Closing of the Coronado South Property, Buyer shall deposit with Escrow Holder in good "same-day" funds at par an amount equal to the sum of the Purchase Price allocated to the Coronado South Property (as adjusted in accordance with Section 5.8(b), if applicable, and less the Coronado South Deposit), together with any and all amounts, if any, necessary to pay any and all prorations and/or expenses to be paid by Buyer under the terms of this Agreement (including any amounts of any nature and related expenses payable under the loan documents relating to any Repayment Loans encumbering such Property, which Escrow Holder shall cause to be paid to such Lender), less (i) any prorations or other amounts to be credited to Buyer under the terms of this Agreement, and (ii) the then current principal balance of any Assumed Loan encumbering such Property.

            (d) Not later than one (1) day prior to the Closing of the Rivermark Property, Buyer shall deposit with Escrow Holder in good "same-day" funds at par an amount equal to the sum of the Purchase Price allocated to the Rivermark Property (less the Rivermark Deposit), together with any and all amounts, if any, necessary to pay any and all prorations and/or expenses to be paid by Buyer under the terms of this Agreement, less any prorations or other amounts to be credited to Buyer under the terms of this Agreement.

      2.4 Portfolio Purchase. The parties acknowledge and agree that it is the intention of the parties that all of the Properties, other than the Coronado South Property and the Rivermark Property (which shall be sold and purchased upon satisfaction of the conditions set forth in Sections 5.8(b) and 5.8(c), respectively) be purchased and sold simultaneously and that the same is a condition precedent to the parties obligations under this Agreement, except as expressly provided otherwise in this Agreement (including in Sections 2.5(b), 3.3, 4.2 and 5.8 and Article VI). The Closing of the Properties, other than the Coronado South Property, the Rivermark Property, any Deferred Property, any Property with respect to which Buyer's obligation to purchase is terminated in accordance with the express provisions of this Agreement (including in Sections 3.3, 4.2 and 5.8 and Article VI), is referred to herein as the "Initial Closing."

      2.5 Loans.

            (a) Repayment Loans. Sellers are the borrowers under those certain loans listed on Schedule 2.5 attached hereto and made a part hereof (each a "Loan" and collectively the "Loans") made by the lenders set forth on
      Schedule 2.5 (each a "Lender" and collectively the "Lenders"), which Loans encumber the Properties as described on Schedule 2.5. Buyer intends to pay at the Closing, and not assume, those Loans which are identified on
      Schedule 2.5 as "Repayment Loans" (each a "Repayment Loan" and collectively the "Repayment Loans"). Subject to the provisions of this
      Section 2.5, Buyer shall assume at the Closing all of the Loans other than the Repayment Loans (each an "Assumed Loan" and collectively the "Assumed Loans"). With respect to each Property which is the subject of a Repayment Loan, upon the Closing of such Loan, Sellers shall deposit with Escrow Holder in accordance with Section 2.3, an amount equal to the outstanding amount of such Repayment Loan, which Escrow Holder shall cause to be paid to such Lender upon the Closing of such Property. The applicable Seller shall be entitled to receive from the applicable Lender (and Buyer shall have no rights or obligations with respect to) any and all impounds related to any Repayment Loans.

            (b) Assumption Loans. Promptly following the Effective Date (but in any event not later than fourteen (14) days from the Effective Date), Buyer shall submit to each Lender of an Assumed Loan all applications, application and other fees and costs and documentation required by such Lender for such Lender to review and approve the assumption of its respective Loan by Buyer. In the event Lender's approval of the assumption of its respective Loan by Buyer ("Lender Approval") is not received by the Closing Date applicable to the Property encumbered by such Loan, either party may extend the Closing Date with respect to such Property one or more times for a time period not to exceed one hundred and twenty (120) days in the aggregate to enable Buyer to obtain such Lender Approval. In the event such Lender Approval is not obtained within such one hundred and twenty (120) day period, such Loan shall become a Repayment Loan, rather than an Assumed Loan, and the provisions of Section 2.5(a) regarding Repayment Loans shall apply thereto, and the Closing of such Repayment Loan shall occur within ten (10) business days following the end of such one hundred and twenty (120) day period. If such Lender Approval is obtained within such one hundred and twenty (120) day period, the Closing of such Property shall occur ten (10) business days following receipt of such Lender Approval. At the Closing of any Property encumbered by an Assumed Loan, Buyer and the applicable Seller shall execute and deliver, or cause the execution and delivery, as the case may be, of, such documentation required by the applicable Lender to effectuate the assumption of each Assumed Loan by Buyer (the "Loan Transfer Documents"), which documentation may include, without limitation, (i) the requirement that a new key principal execute a guaranty of all recourse obligations of the applicable Seller under such Loan, and (ii) that a new indemnity regarding hazardous substances or materials be executed. As a condition to Sellers' obligation to Close, such documentation must include a full release of the applicable Seller (and its key principal), in form and content satisfactory to Seller in its sole and absolute discretion, from any and all liability under such Assumed Loan for all matters accruing from and after the Closing Date and, if such release is not obtained, Sellers, at their sole option, may exclude the Property which is encumbered by such Excluded Loan and neither party shall have any obligations under this Agreement with respect to such excluded Property other than those obligations provided for in this Agreement which expressly survive termination of this Agreement. Buyer shall, at all times, use good faith and reasonable efforts to assume the Assumed Loans and cause the satisfaction of the conditions contained in this Section 2.5 to occur as soon as reasonably possible. At the Closing of any Property which is encumbered by an Assumed Loan, Buyer shall reimburse the Seller of such Property for any impounds which the Lender of such Assumed Loan may hold and which are not otherwise credited or returned to such Seller.

            (c) Election. Buyer may elect, upon written notice to Sellers, to redesignate as an Assumed Loan any Loan which is designated as of the Effective Date as a Repayment Loan on Schedule 2.5, in which event such Loan shall become an Assumed Loan, rather than a Repayment Loan, and the provisions of Section 2.5(b) regarding Assumed Loans shall apply thereto. Buyer may also elect, upon written notice to Sellers, to redesignate as a Repayment Loan any Loan which designated as of the Effective Date as an Assumed Loan on Schedule 2.5, in which event such Loan shall become a Repayment Loan, rather than an Assumed Loan, and the provisions of Section 2.5(a) regarding Repayment Loans shall apply thereto. No election by Buyer pursuant to this Section 2.5 shall delay the Initial Closing with respect to any Property or the Closing of the Coronado South Property.

                                   ARTICLE III

                                      TITLE

      3.1 Condition of Title at Closing. Upon Closing, each Seller shall convey each Property to Buyer (or shall cause each Property to be conveyed to Buyer) by
(i) with respect to the California Properties, a Grant Deed substantially in the form of Exhibit "B-1" attached hereto and made a part hereof, and with (ii) respect to the Oregon Properties, a Statutory Special Warranty Deed substantially in the form of Exhibit "B-2" attached hereto and made a part hereof (any of which shall hereinafter be known as a "Deed"), executed in recordable form, subject only to the following:

            (a) The lien for non-delinquent real and personal property taxes and non-delinquent installments of any assessments or bonds;

            (b) Leases and rental agreements with respect to apartment tenants, laundry room facilities and other rental agreements ordinarily associated with residential apartment properties ("Leases"), which leases and rental agreements shall not contain any rights to purchase or rights of first offer to purchase;

            (c) All applicable building, zoning and use restrictions and/or regulations of any municipality, township, county or state;

            (d) Defects which would be shown by an inspection or by a survey of the Property;

            (e) The printed exceptions and exclusions contained in the Policy (as defined in Section 3.2 below);

            (f) Any mechanics' or other liens or matters created or consented to by Buyer or arising out of or in any way connected with Buyer's entry upon the Property;

            (g) Any reserved oil and/or mineral rights;

            (h) All exceptions to title reflected in the owner's policy of title insurance and the preliminary title report with respect to such Property described on Schedule 3.1 attached hereto and made a part hereof, other than any delinquent liens with respect to taxes, assessments or bonds and any mechanics' or materialmens' liens (which Sellers shall cause to be removed prior to the Closing, provided the same was not created or consented to by Buyer and does not arise out of and is not in any way connected with Buyer's entry upon the Property);

            (i) The liens securing any Assumed Loan applicable to such Property; and

            (j) Any liens or encumbrances against the Property that are otherwise approved by Buyer in writing.

Those exceptions to title described in Section 3.1(a) through 3.1(j) above shall be collectively known as the "Permitted Exceptions."

      3.2 Title Insurance. Title to Buyer for each Property shall be evidenced by a California Land Title Association ("CLTA") owner's standard form title insurance policy (or equivalent form with respect to the Properties located in Oregon) issued by the title companies listed on Schedule 3.2 attached hereto (each a "Title Company") with coverage insuring title to such Property in an amount equal to the allocated Purchase Price with regard to same, subject only to the Permitted Exceptions and, subject to the provisions of Section 3.3 below, New Matters with respect to such Property (the "Policy" and, together with the Policy for each other Property, the "Policies"). The premium for the Policies shall be paid for by Sellers. Buyer may obtain an ALTA survey and an extended ALTA policy of title insurance with respect to each Property, provided that (a) Buyer shall pay any additional cost for same over and above the cost of the Policy and all survey costs, (b) Sellers shall have no responsibility for matters which may be disclosed by the ALTA survey, and (c) Sellers' obligation to convey title to each Property shall be satisfied by each Title Company's willingness to deliver the applicable Policy. Buyer's election to obtain an extended policy of title insurance with respect to any Property shall not delay the Closing of such Property and Buyer's inability to obtain an extended policy of title insurance or any endorsements will not be deemed to be a failure of any condition to Closing with respect to such Property.

      3.3 Intervening Title Matters. In the event that at any time after the Effective Date and prior to the Closing Date with respect to any Property, any new matter affecting title to such Property which is not a Permitted Exception (a "New Matter") is discovered by or is disclosed to Buyer, Buyer shall promptly give written notice thereof to Sellers. Buyer shall have the right to approve such New Matter within five (5) business days after receiving written request for such approval from Sellers (accompanied by copies of the documents, if any, creating or evidencing such New Matter to the extent the same are in Sellers' possession or control or are otherwise reasonably obtainable by Seller). If Buyer disapproves such New Matter within such five (5) business day period, the Seller of the affected Property shall take such action as may be commercially reasonable to eliminate such New Matter or to cause the applicable Title Company to provide affirmative insurance (either by eliminating such New Matter as an exception to the applicable Title Policy or by issuance of an endorsement to such Title Policy which is reasonably acceptable to Buyer); provided, however, that Seller shall cause to be removed from the Property (or cause the Title Company to provide Buyer with affirmative insurance with respect to) any New Matter which is a monetary lien and Seller shall cause to be removed from the Property any New Matter which was created by Seller on or after the Effective Date. In the event that such Seller is unable to eliminate such matter or to cause Title Company to provide such insurance, Buyer and Sellers shall negotiate in good faith prior to the Closing Date as to an adjustment in the Purchase Price for such Property sufficient to compensate Buyer for any loss or diminution in the value of such Property arising from such New Matter (the "Title Adjustment"). In the event that Buyer and Sellers are unable to agree upon the Title Adjustment prior to the Closing Date, Buyer and the Seller which owns such Property shall, within five (5) business days thereafter, each select one M.A.I. appraiser with at least ten (10) years experience in appraising residential apartment buildings in the geographical area applicable to the Property to determine the Title Adjustment. In the event that either Buyer or such Seller fails to select such an appraiser within such five (5) day period, it shall forfeit its right to do so and the single appraiser shall determine the Title Adjustment. If two appraisers are timely selected pursuant to the preceding sentence and the two appraisers cannot agree on the amount of the Title Adjustment within ten (10) business days of their selection, the two appraisers shall select a third appraiser within five (5) business days following the end of such ten (10) business day period, whose determination of the Title Adjustment shall be made within ten (10) business days of his or her selection and whose determination shall be final and binding. The Closing Date for such Property shall occur upon the later of (i) the Initial Closing Date and (ii) ten (10) business days after the Title Adjustment is finally determined in accordance with the foregoing provisions of this Section 3.3. All costs of appraisers shall be divided equally between Buyer on one hand and the applicable Seller on the other hand. In the event that the Buyer and Seller agree upon (or in the event that the appraiser(s) selected pursuant to foregoing provisions of this Section 3.3 determine) the amount of such adjustment, the Purchase Price for the applicable Property shall be reduced by the amount of such adjustment; provided, however, that in the event such adjustment exceeds ten percent (10%) of the Purchase Price for the applicable Property, either Buyer or Sellers may, upon written notice to the other parties hereto, exclude such Property, in which case Sellers shall not be obligated to sell, and Buyer shall not be obligated to purchase, such Property.

                                   ARTICLE IV

            CONDITION OF REAL PROPERTY; CERTAIN INSPECTIONS; ASSUMED
              CONTRACTS; SELLER'S REPRESENTATIONS AND WARRANTIES;

      4.1 Buyer's Inspection.

            4.1.1 Physical Inspection. Following not less than twenty- four (24) hours prior written notice to Sellers, Sellers hereby grant permission to Buyer and its agents to enter upon the Properties at any reasonable time, and provided that such entries do not unreasonably interfere (as reasonably determined by Sellers) with the normal operation of the Properties, to enable Buyer, at its sole cost and expense, to conduct feasibility studies and investigations to determine the condition and status of the Properties, including, without limitation, zoning and use limitations, conditions of the improvements, the condition of any personal property, the soils conditions, groundwater conditions and the status and existence of or to governmental or quasi-governmental agencies in connection with the Properties (the "Inspection"). Notwithstanding the foregoing, Buyer may not perform any invasive testing or other activities on any portion of the Properties without Sellers' prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. Buyer and/or its contractors who enter upon any Property shall maintain Comprehensive General Liability Insurance covering Buyer's obligations to Sellers under this Agreement with liability limits of not less than $2,000,000.00 combined single limit per occurrence and not less than $2,000,000.00 in the aggregate for bodily injury, sickness or death, and property damage. Such insurance shall name the applicable Seller as an additional insured, and a Certificate of Insurance evidencing such coverage shall be provided to the Sellers prior to any entrance by Buyer or its contractors on the applicable Property.

            4.1.2 Books and Records. Sellers have previously provided Buyer or shall provide Buyer, as the case may be, at Sellers' option, access to or copies of the following materials with respect to each Property, other than the Excluded Documents, not later than five (5) business days after the Effective Date to the extent same are in Sellers' actual possession or control, Buyer acknowledging that the applicable Seller or its affiliate have only owned the Properties since the dates set forth on Schedule 4.1.2 attached hereto and made a part hereof: (a) books and records for the Property, including the current year-to-date; (b) all rental agreements, leases or other written agreements used in the operation of and pertaining to the Property; (c) copies of any correspondence received from any governmental (including municipal) agencies concerning building and code violations of any nature; (d) a personal property inventory list; (e) any documents relating to the physical or environmental condition of the Property (including any Phase I and Phase II Environmental Reports and all contracts, plans and specifications relating to any construction or renovation activities on the Property); (f) any documents relating to the zoning of the Property or its compliance with applicable legal requirements; and
(g) any documents relating to any threatened or pending litigation or condemnation proceedings relating to the Property (collectively, other than the Excluded Documents, the "Books and Records"). Buyer shall be responsible for any and all costs and expenses incurred in connection with the Inspection.

            4.1.3 Excluded Documents. As used herein, "Excluded Documents" shall mean (a) any documents involving Sellers' financing or refinancing of the Properties (other than documents pertaining to the physical or environmental condition of the Properties and other than documents pertaining to the Loans),
(b) any purchase and escrow agreements and correspondence pertaining to Sellers' acquisition of the Properties (other than documents pertaining to the physical or environmental condition of the Properties), (c) any documents pertaining to the potential acquisition of the Properties by any past or prospective purchasers (other than documents relating to the physical or environmental condition of the Properties), (d) any third party purchase inquiries and correspondence, appraisals or economic evaluations of the Properties, (e) Sellers' organizational documents and records, internal budgets, financial projections, reports or correspondence prepared by Seller or Sellers' advisors exclusively for Sellers or Sellers' constituent entities and any other internal documents (other than documents relating to the physical or environmental conditions of the Properties), (f) any personnel records and files maintained by or on behalf of Sellers with respect to individuals, if any, employed at or in connection with the Properties which Sellers are obligated by law or otherwise to keep confidential, and (g) any documents or materials which are subject to the attorney/client privilege or which are the subject of a confidentiality obligation. Notwithstanding anything in Section 4.1.2 to the contrary, Sellers shall have no obligation to make available to Buyer and Buyer's authorized agents and representatives, and Buyer and Buyer's authorized agents and representatives shall have no right to inspect to make copies of, any of the Excluded Documents.

            4.1.4 Proprietary Information. Buyer acknowledges and agrees that the Books and Records are proprietary and confidential in nature and have been or will be made available to Buyer solely to assist Buyer in determining the feasibility of purchasing the Properties. Prior to the Closing with respect to the applicable Property, Buyer agrees not to disclose the Books and Records, or any analyses, compilations, studies or other documents or records prepared by or on behalf of Buyer from any of the Books and Records (collectively, the "Proprietary Information") to any party outside of Buyer's organization except
(a) as necessary to Buyer's attorneys, accountants, lenders, prospective lenders, investors and/or prospective investors (collectively, the "Permitted Outside Parties"), or (b) as may be required by any law applicable to Buyer. Buyer further agrees to notify all Permitted Outside Parties that the Proprietary Information is to be kept confidential and not disclosed to third parties. In permitting Buyer and the Permitted Outside Parties to review the Books and Records to assist Buyer, Sellers have not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied have been offered, intended or created by Sellers and any such claims are expressly rejected by Sellers and waived by Buyer.

            4.1.5 Return of Books and Records. At such time as this Agreement is terminated for any reason, Buyer shall return to Sellers the originals of all of the Books and Records delivered to Buyer by or on behalf of Sellers, and Buyer shall destroy, and instruct all Permitted Outside Parties in writing to destroy, any and all copies Buyer or the Permitted Outside Parties have made of the Books and Records. In the event that this Agreement is terminated and Buyer is entitled to the return of the Deposit under the terms of this Agreement, the Deposit shall be released to Buyer only after Buyer has delivered a certificate to Seller certifying the destruction of the Books and Records.

            4.1.6 No Representation or Warranty by Sellers. Buyer acknowledges that many of the Books and Records were prepared by third parties other than Sellers, and in some instances, may have been prepared prior to Sellers' ownership of the Properties. Buyer further acknowledges and agrees that (a) except as expressly set forth in Section 4.7(j), neither Sellers nor any of Sellers' respective agents, advisors, employees or contractors have made any warranty or representation regarding the truth, accuracy or completeness of the Books and Records, (b) Sellers expressly disclaim any such representation or warranty, and (c) Sellers have not undertaken any independent investigation as to the truth, accuracy or completeness of the Books and Records and Sellers are providing the Books and Records or making the Books and Records available to Buyer solely as an accommodation to Buyer.

            4.1.7 Survival and Remedies. The obligations of Section 4.1.3,
Section 4.1.4 and Section 4.1.5 shall survive any termination of this Agreement. In addition to any other remedies available to Sellers, Sellers shall have the right to seek equitable relief (including specific performance and injunctive relief) against Buyer and Buyer's representatives to enforce the provisions of Section 4.1.4 and Section 4.1.5.

      4.2 Inspections with Respect to the Kelvin Property. Buyer shall be permitted to conduct such investigations and inquiries as Buyer deems necessary or prudent with respect to that certain litigation affecting the Kelvin Property generally described as Royalty Carpet v. City of Irvine and Essex Property Trust, Inc., Case No. 03CC00225, originally filed in Orange County Superior Court (the "Kelvin Litigation") and any claims related thereto. In the event that Buyer, in its sole and absolute discretion, objects to or is dissatisfied with the results of such investigations and/or inquiries for any reason or no reason, Buyer may elect, by written notice delivered to Sellers no later than 5:00 P.M. Pacific Time on the date that is ten (10) business days from the Effective Date, not to acquire the Kelvin Property pursuant to this Agreement. If Buyer fails to deliver a notice of its election not to acquire the Kelvin Property in accordance with this Section 4.2, Buyer shall be deemed to have elected to purchase the Kelvin Property in accordance with this Agreement and Sellers hereby agree that they shall (a) defend Buyer and the Kelvin Property against the Kelvin Litigation and to use good faith and reasonable efforts to prosecute such litigation to a successful outcome (subject to the following provisions of this Section 4.2 relating to settlement of the Kelvin Litigation), and (b) protect, indemnify and hold harmless Buyer and its subsidiaries, affiliates, partners and constituent entities, and all their respective employees, shareholders, officers and directors, successors and assigns, from and against any demands, claims (including, but not limited to, warranty claims), liens, pre-litigation procedures (statutory or otherwise), obligations (including, but not limited to, repair obligations), liabilities, losses, damages (whether general, special, consequential or otherwise, but specifically excluding lost profits), costs, expenses, including, but not limited to, actual expert consulting and witness fees and attorneys' fees and costs and court costs, awards, fines or judgments arising from or by reason of the Kelvin Litigation and any adverse determinations with respect thereto. The applicable Seller may, at its sole expense, settle the Kelvin Litigation with Buyer's consent, not to be unreasonably withheld or delayed, provided that any such settlement shall (i) provide for the unconditional release of Buyer and the indemnified parties, (ii) require only the payment of monetary damages by Seller, and shall not impose any liability on Buyer and shall not provide for any injunctive or other relief with respect to Buyer or the Property, and (iii) expressly state that neither the fact of settlement nor the settlement agreement shall constitute, or be construed or interpreted as, an admission by Buyer or any indemnified party of any issue, fact, allegation or any other aspect of the claim being settled. If Seller fails to diligently defend the Kelvin Litigation as provided herein for a period of twenty (20) days (or such shorter period as is reasonable under the circumstances) following delivery of written notice of such failure from Buyer, Buyer shall have the right (but not the obligation) to assume the defense thereof with counsel of its choice, at Seller's expense, and defend, settle or otherwise dispose of such action. With respect to any such action which Seller shall fail to promptly defend, Seller shall not thereafter question the liability of Seller hereunder to Buyer for any Loss (including counsel fees and other expenses of defense). Sellers' liability pursuant to the clause (b) of the third sentence of this Section 4.2 shall not exceed Two Million and No/100 U.S. Dollars ($2,000,000.00). Sellers' obligations under this
Section 4.2 shall survive the Closing with respect to the Kelvin Property and the recordation of the Deed relating thereto, and shall not be deemed merged into such Deed or the other documents and instruments delivered at such Closing.

      4.3 Assumption of Contracts. Upon the Closing of a Property, Seller shall assign to Buyer, and Buyer shall assume from Seller, all of the rights and obligations arising on or after the Closing Date under each of the contracts and other agreements listed on Schedule 4.3 attached hereto and made a part hereof which relate to such Property. Buyer shall have no obligation to assume any other contracts or agreements relating to such Property, Sellers shall indemnify Buyer from and against any claims arising under such contracts and agreements, and Sellers shall cause such other contracts and other agreements to be terminated as soon as commercially reasonable following the Closing.

      4.4 Sellers' Employees. From and after the Effective Date, Buyer shall have the right to interview and make offers of employment to those employees of Sellers and their affiliates who are employed at the Properties upon the Closing (other than employees who are employed at any Property(ies) with respect to which Buyer's obligation to purchase is terminated in accordance with the express provisions of this Agreement (including in Sections 3.3, 4.2 and 5.8 and Article VI)). Seller shall allow such employees to be interviewed and shall provide Buyer with the amount of the current salaries and benefits of such employees, and shall provide Buyer with information concerning any bonuses or other incentives which Sellers are providing to such employees between the Effective Date and the Closing Date, including those described on Schedule 5.9 attached hereto.

      4.5 Development of the Property. Buyer agrees that in the event that either it or any of its successors or assigns sell any individual condominium units at any Property, all risk associated with the improvements situated upon such Property including, but not limited to, surveying, engineering, design, construction, supervision, inspection and testing (collectively the "Work") shall be borne, as between Sellers, on the one hand, and Buyer, on the other hand, exclusively by Buyer, regardless of whether the Work was originally performed by any Seller and/or any of its architects, engineers, design professionals, general contractors or subcontractors of any tier, material suppliers, product manufacturers and any of the foregoing parties' agents or servants or other third parties. With respect to all such Work and each Property, Buyer shall defend, protect, indemnify and hold harmless Sellers and their subsidiaries, affiliates, partners and constituent entities, and all their respective employees, shareholders, officers and directors, from and against any of the following: Any demands, claims (including, but not limited to, warranty claims), liens, pre-litigation procedures (statutory or otherwise), obligations (including, but not limited to, repair obligations), liabilities, losses, damages (whether general, special, consequential or otherwise, but specifically excluding lost profits), costs, expenses, including, but not limited to, actual expert consulting and witness fees and attorneys' fees and costs and court costs, awards, fines or judgments (collectively, "Losses") arising by reason of
(a) death or bodily injury to persons or injury to real or personal property occurring following the Closing, and (b) design or construction deficiencies or defects, or other Losses resulting from any acts or omissions of any Seller or any of its architects, engineers, contractors, subcontractors of any tier or any other design professionals, material suppliers or product manufacturers or any of the foregoing parties' agents or servants or other third parties which arise in connection with such Property. Buyer's duty to defend is independent and separate from Buyer's duty to indemnify, and shall exist regardless of any ultimate obligation of Buyer hereunder to indemnify, and shall arise upon written request therefore being provided to Buyer by the applicable Seller following an alleged or actual claim which would otherwise be covered by this indemnity (which notice shall specify in detail the nature of such alleged or actual claim and the applicable Seller shall thereafter fully cooperate with Buyer as necessary to provide such defense). The foregoing indemnification shall not apply to any fraud or intentional misrepresentation by the applicable Seller. In addition, nothing contained in this Section 4.5 shall limit or impair Buyer's rights against any third parties (e.g., the general contractor and the architect), nor shall this paragraph grant any rights to any such third parties against Buyer (i.e., there shall be no third party beneficiaries of this paragraph except as expressly provided herein).

      4.6 "As-Is" Sale, Buyer's Indemnities, Etc.

            (a) No Representations With Respect to Properties. No person acting on behalf of any Seller is authorized to make, and by execution hereof Buyer acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding any of the Properties or its or their value, or the transactions contemplated herein or regarding the title, including, without limitation, the physical location of the dimensions of any of the Properties as shown on any survey or plat map, zoning, construction, physical condition, including, without limitation, with respect to the Americans With Disabilities Act, or other status of or to any of the Properties, except as expressly set forth herein. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of any Seller which not contained herein shall be valid or binding on any Seller. Buyer acknowledges and agrees that (i) the sale provided for herein is made without any representation or warranty by any Seller except as expressly set forth in Sections 4.7 and 5.6 below, and no Seller makes any warranty of any kind or nature whatsoever, whether express or implied, specifically, but without limiting the generality of the foregoing, as to any physical condition of or at any of the Properties (including, without limitation, as to any environmental matters, including, without limitation, soil and groundwater conditions) or of the fitness of any of the Properties and/ or the soil conditions existing at any of the Properties for any particular purpose or development potential; or as to the zoning, title, permitted use or other legal status of or to any of the Properties including, without limitation, the availability of any permits issued by any governmental authority having jurisdiction thereover; (ii) except as expressly set forth in Sections 4.7 and 5.6 below, neither any Seller nor its directors, officers, shareholders, agents, employees or representatives have made any written or oral warranty, representation or guarantee, express, implied or statutory, concerning any of the Properties, including, but not limited to, as to any physical condition of or at any of the Properties (including, without limitation, as to any environmental matters, including, without limitation, soils and groundwater conditions) or of particular use or purpose or development potential, which has induced Buyer to execute this Agreement; and (iii) except as expressly set forth in Sections 4.7 and 5.6 below, any and all such warranties, representations and guarantees are expressly disclaimed by Sellers.

            (b) Independent Investigation. Buyer acknowledges that prior to the Closing of any Property, Buyer will have independently and personally conducted such inspections of such Property as Buyer deems prudent. Seller represents that prior to the Effective Date, it has made available to Buyer at the offices of Broker in Los Angeles, California, or has delivered to Buyer, and Buyer acknowledges that it has received copies of or had access to, the items set forth on Schedule 4.6(b) attached hereto and made a part hereof. Buyer agrees that subject to the express provisions of this Agreement, each Property is to be sold to and accepted by Buyer, at the Closing of such Property, in its then condition "AS-IS" and "WITH ALL FAULTS."

            (c) Documents Prepared by Buyer. Subject to applicable confidentiality provisions with third parties, Buyer agrees that at the written request of Sellers, copies of all studies, reports, plans and analyses obtained or prepared by or for Buyer in any study or investigation or the like conducted by Buyer, if any, shall be delivered without representation or warranty of any kind to Seller (and at no cost to Seller) if Closing should not occur for any reason whatsoever other than for Sellers' breach of this Agreement.

            (d) Buyer's Indemnity. Buyer shall defend, indemnify, protect and hold Sellers and their subsidiaries, affiliates, partners and constituent entities, and each of their respective shareholders, directors, officers, representatives, employees and/or agents harmless from and against any and all claims, liens, expenses, costs (including, without limitation, attorneys' fees and costs and court costs), liabilities, damages, losses, demands, actions or causes of action of whatever kind or nature arising out of or in any way connected with, directly or indirectly, the Inspection. The provisions of this Section 4.6(d) shall survive the termination of this Agreement and/or the Closing.

            (e) As-Is.

                  (i) Disclaimer of Representations and Warranties by Sellers.
            NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLERS IN SECTIONS 4.7 AND 5.6 BELOW, IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLERS NOR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS HAVE MADE AND ARE NOT NOW MAKING, AND BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTIES, INCLUDING WARRANTIES OR REPRESENTATIONS AS TO (A) MATTERS OF TITLE, (B) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTIES OR ANY PORTIONS THEREOF, (C) GEOLOGICAL CONDITIONS, INCLUDING SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (D) WHETHER, AND TO THE EXTENT TO WHICH, THE PROPERTIES OR ANY PORTIONS THEREOF ARE AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (E) DRAINAGE, (F) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF

            INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (G) ZONING TO WHICH THE PROPERTIES OR ANY PORTIONS THEREOF MAY BE SUBJECT, (H) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTIES OR ANY PORTIONS THEREOF INCLUDING WATER, SEWAGE, GAS AND ELECTRIC, (I) USAGES OF ADJOINING PROPERTY, (J) ACCESS TO THE PROPERTIES OR ANY PORTIONS THEREOF, (K) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, SEISMIC OR OTHER STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE IMPROVEMENTS OR ANY OTHER PORTION OF THE PROPERTIES, (L) ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTIES OR ANY PART THEREOF,
            (M) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTIES, (N) THE CONDITION OR USE OF THE PROPERTIES OR COMPLIANCE OF THE PROPERTIES WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (O) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (P) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE PROPERTIES, (Q) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTIES, (R) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTIES,
            (S) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON THE SKILL OR JUDGMENT OF SELLERS, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS TO SELECT OR FURNISH THE PROPERTIES FOR ANY PARTICULAR PURPOSE, AND THAT SELLERS MAKE NO WARRANTY THAT THE PROPERTIES ARE FIT FOR ANY PARTICULAR PURPOSE), OR
            (T) TAX CONSEQUENCES (INCLUDING THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS). BUYER FURTHER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLERS OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS, INCLUDING ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL NOT RELY THEREON, BUT SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER.

                  (ii) Sale "As Is". BUYER REPRESENTS AND WARRANTS THAT BUYER IS
            A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT BUYER HAS RELIED AND SHALL RELY SOLELY ON (A) BUYER'S OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTIES, AND (B) BUYER'S OWN KNOWLEDGE OF THE PROPERTY BASED ON BUYER'S INVESTIGATIONS AND INSPECTIONS OF THE PROPERTIES. BUYER HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTIES AS BUYER DEEMS NECESSARY, INCLUDING THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLERS SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTIES "AS IS, WHERE IS," WITH ALL FAULTS AND DEFECTS (LATENT AND APPARENT). BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTIES MADE BY SELLERS (OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN SECTIONS 4.7 AND 5.6 BELOW), OR ANY AGENT, EMPLOYEE OR CONTRACTOR OF SELLERS. THE TERMS AND CONDITIONS OF
            SECTION 4.6(a) AND THIS SECTION 4.6(e) SHALL EXPRESSLY SURVIVE THE CLOSING, SHALL NOT MERGE WITH THE PROVISIONS OF THE DEEDS OR ANY OTHER CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEEDS. SELLERS ARE NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTIES FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTIES. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH BUYER'S COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

            (f) Buyer Acknowledgements. Buyer acknowledges and agrees that (i) to the extent required to be operative, the disclaimers of warranties contained in Section 4.6(a) and Section 4.6(e) above are "conspicuous" disclaimers for purposes of all applicable laws and other legal requirements, and (ii) the disclaimers and other agreements set forth in
      Section 4.6(a) and Section 4.6(e) are an integral part of this Agreement, that the Purchase Price has been adjusted to reflect the same and that Sellers would not have agreed to sell the Properties to Buyer for the Purchase Price without the disclaimers and other agreements set forth in Section 4.6(a) and Section 4.6(e) above.

            (g) Buyer Represented by Counsel. Buyer hereby represents and warrants to Sellers that: (i) Buyer is not in a significantly disparate bargaining position in relation to Sellers; (ii) Buyer is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (iii) Buyer is purchasing the Properties for business, commercial, investment or other similar purposes.

            (h) Buyer's Release of Sellers.

                  (i) Sellers Released From Liability. Subject only to those obligations of Sellers which this Agreement specifically provides shall survive the Closing and without limiting the provisions of
            Section 4.7, Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Sellers and Sellers' employees, officers, directors, representatives, agents, advisors, servants, attorneys, affiliates, parent, subsidiaries, and successors and assigns (the "Released Parties") from any and all claims, responsibility and/or liability that Buyer may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to (A) the condition (including any construction defects, matters referred to in Section 4.6(h)(ii) and (iii) below, errors, omissions or other conditions, latent or otherwise), valuation, salability or utility of the Properties, or their suitability for any purpose whatsoever, and (B) any information furnished by the Released Parties under or in connection with this Agreement other than intentional misstatements. Notwithstanding the foregoing the Released Parties shall not be deemed to include contractors, subcontractors and other persons who are unaffiliated with Sellers and who have supplied labor, materials or equipment to a work of improvement at the Properties. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release of the Released Parties. Buyer specifically waives the provision of any statute or principle of law, which provides otherwise. In this connection and to the extent permitted by law, Buyer agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to Buyer may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Sellers from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses. With respect to the claims released in this Section 4.6, Buyer expressly waives any rights or benefits available to it under the provisions of Section 1542 of the California Civil Code, which provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

            Buyer acknowledges that its attorney at law has explained to it the meaning and effect of this statute. Buyer understands fully the statutory language of Section 1542 of the California Civil Code, and, with this understanding, Buyer nevertheless elects to, and does, assume all risk for claims released under this Agreement whether arising before or after the execution of this Agreement and whether now known or unknown, and Buyer specifically waives any rights it may have under Section 1542 of the California Civil Code. Buyer fully understands that if the facts with respect to which this Agreement is executed are later found to be other than or different from the facts now believed by it to be true, it expressly accepts and assumes the risk of that possible difference in facts and agrees that this Agreement shall be and remain effective notwithstanding that difference in facts.

                       _________________
                       BUYER'S INITIALS


                  (ii) Buyer's Waiver of Objections. Buyer acknowledges that, as of the date of Closing, Buyer will have inspected the Properties and observed their physical characteristics and existing conditions and will have had the opportunity to conduct such investigations and studies on and of said Properties and adjacent areas as Buyer deems necessary, and hereby waives any and all objections to or complaints regarding the Properties and their condition, physical characteristics and existing conditions, including structural and geologic conditions, subsurface soil and water conditions, on, under, adjacent to or otherwise affecting the Properties. Buyer further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Properties and the risk that adverse physical characteristics and conditions may not have been revealed by Buyer's investigation. Sellers have given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 4.6(h)(ii). Buyer has initialed Section 4.6(h)(i) and this Section 4.6(h)(ii) to further indicate Buyer's awareness and acceptance of each and every provision hereof.

                        _________________
                        BUYER'S INITIALS

                  (iii) Claims Under Environmental Laws. As used herein, (i)
            "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6902 et seq.), as amended, the applicable provisions of the California Health and

            Safety Code, as amended, or any similar federal, state or local law, ordinance, rule or regulation applicable to the Properties (but specifically excluding any principles of common law or common law theories); (ii) "Hazardous Substances" means any hazardous, toxic or dangerous waste, substance or material, any pollutant or contaminant, or any sub stance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde or asbestos; and
            (iii) "Unknown Environmental Liabilities" means future obligations to remediate Hazardous Substances which are located on the Properties prior to the Closing, whether or not such Hazardous Substance is disclosed by any of the Books and Records, or any other source prior to the Closing. Without limiting the foregoing provisions of this Section 4.6 and notwithstanding the provisions of any Environmental Laws to the contrary, but without limiting Seller's representations and warranties set forth in Section 4.7, Unknown Environmental Liabilities relating to the Properties which exist on or before the Closing shall be borne solely by Buyer and Seller shall be deemed to be released from all Unknown Environmental Liabilities pursuant to Section 4.6(h) above.

            (i) Survival. The foregoing provisions of this Section 4.6, including the waivers and releases by Buyer, shall survive the Closing and the recordation of the Deeds, and shall not be deemed merged into the Deeds or other documents and instruments delivered at the Closing.

      4.7 Sellers' Representations and Warranties. Each Seller represents and warrants as to the following matters both as of the date hereof and as of the date of Closing:

            (a) Due Authorization. Such Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The individual(s) executing this Agreement on behalf of such Seller has the authority to bind such Seller to the terms and conditions of this Agreement.

            (b) Enforceability. This Agreement and all documents required hereby to be executed by such Seller, when so executed, shall be legal, valid, and binding obligations of such Seller enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (c) No Conflict. The execution and delivery of, and consummation of the transactions contemplated by this Agreement are not prohibited by, and will not materially conflict with, any other agreement or instrument to which such Seller is now a party or otherwise subject.

            (d) Litigation. To such Seller's knowledge, except as set forth on
      Schedule 4.7(d) attached hereto and made a part hereof, none of such Sellers have received any written notice of any threatened or pending litigation against any Seller or affecting any Property which would materially and adversely affect any Property or any Seller's capacity to perform under this Agreement, and to such Seller's knowledge no such litigation has been threatened.

            (e) Foreign Person. None of the Sellers is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

            (f) Personal Property. Except as set forth on Schedule 4.7(f) attached hereto and made a part hereof, each Seller is the owner of the Personal Property free and clear of any liens, claims or encumbrances other than the Loans.

            (g) Condemnation. To such Seller's knowledge, none of such Sellers have received any written notice from any governmental agency of any threatened or pending condemnation proceedings affecting any of the Properties and, to such Sellers' knowledge, no such proceedings are or have been initiated or threatened, that would result in the taking of any of the Properties or any portion thereof.

            (h) Contracts. To such Seller's knowledge, the contracts delivered to Buyer pursuant to Section 4.3, the Permitted Exceptions and the tenant leases are the only contracts and other agreements binding on such Seller or the Property owned by such Seller. Neither Sellers nor, to such Sellers' knowledge, any other party is in default in any material respect under any such contract or other agreement.

            (i) Bankruptcy Matters. Such Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

            (j) Financial Information. The historical financial information through December 31, 2003 set forth on the operating statements attached hereto as Schedule 4.7(j) is materially consistent with the information provided to the auditors of Essex Apartment Value Fund, L.P. for such period. The historical financial information after December 31, 2003 set forth on such operating statements is materially consistent with the information that Sellers are planning to provide to such auditors for audits that will be completed for 2004.

            (k) Material Information. To such Seller's knowledge, (i) no written consultant's reports exist which are in Sellers' actual possession or control which relate to the physical or environmental condition of its Property, and (ii) no written notices of any violations of law which relate to its Property exist which are in Sellers' actual possession or control, which consultants reports or written notices of violation describe a material adverse condition at such Property which has not been corrected or as to which condition other written evidence of same has not otherwise been made available to Buyer and is not otherwise within its knowledge.

      In the event that, as a result of any event or occurrence after the Effective Date and prior the Closing Date (an "Intervening Event"), any of the representations and warranties set forth in clauses (d), (f), (g), (h), (j) or
(k) with respect to any Property would be untrue, inaccurate or misleading in any respect as of the Closing Date, Sellers shall not be in default hereunder. In the event that Buyer obtains knowledge of any such Intervening Event prior to the Closing of such Property, Buyer shall provide to Seller written notice of such Intervening Event, which notice shall describe how such Intervening Event affects the representations and warranties in clauses (d), (f), (g), (h), (j) or
(k). Sellers shall defend, protect, indemnify and hold harmless Buyer and its subsidiaries, affiliates, partners and constituent entities, and all their respective employees, shareholders, officers and directors, from and against any Losses (but specifically excluding lost profits) arising from or by reason of such Intervening Event. Sellers' obligations pursuant to this paragraph shall survive for a period of time equal to nine (9) months from and after the Closing Date of the applicable Property. Sellers' obligations pursuant to this paragraph shall not be subject to the limitations on Sellers' liability set forth in the following paragraph of this Section 4.7.

      The representations and warranties set forth in this Section 4.7 shall survive the Closing and the recordation of the Deeds, and shall not be deemed merged into the Deeds or other documents and instruments delivered at Closing for a period of time equal to nine (9) months from and after the Closing Date of the applicable Property (the "Survival Period"). Terms such as "to such Seller's knowledge," "to the best of such Seller's knowledge," "of which Seller obtains actual knowledge" or like phrases, including those used in Section 8.1(e) below, mean the current actual knowledge of Jordan E. Ritter and John F. Burkart (the "Knowledgeable Employees"), the persons at Seller with the greatest knowledge of the matters which are the representations and warranties set forth in this
Section 4.7, without any duty of inquiry or investigation; provided that so qualifying Sellers' knowledge shall in no event give rise to any personal liability on the part of any Knowledgeable Employee or any officer or employee of any Seller on account of any breach of any representation or warranty made by any Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge the applicable Seller or such persons do not have but could have obtained through further investigation or inquiry. Except as provided in the preceding paragraph of this Section 4.7, Buyer shall have the right to bring an action against Sellers on the breach of any representation or warranty under Section 4.7, but only on the following conditions: (i) Buyer first learns of the breach after Closing and files such action within the Survival Period; and (ii) Buyer shall not have the right to bring a cause of action for a breach of any such representation or warranty unless the damage to Buyer on account of such breach (individually or when combined with damages from other breaches) equals or exceeds One Million and no/100 U.S. Dollars ($1,000,000.00). Unless and until the amount of the actual damages suffered or incurred by Buyer by reason of any such breach of representations, warranties or covenants (when combined with damages from other breaches) exceeds in the aggregate the sum of One Million and no/100 U.S. Dollars ($1,000,000.00), Buyer shall not be entitled to file an action or lawsuit or undertake any other legal proceeding against Sellers by reason of such breach of representations, warranties or covenants. No Seller shall have any liability after Closing for the breach of any representation or warranty under this Section 4.7 of which the Buyer had knowledge as of Closing. Except to the extent expressly limited in this paragraph and the proceeding paragraph of this Section 4.7, the provisions of this Section 4.7 shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by Section 9.10. Subject to the limitations and other provisions of this Agreement and except as provided in the preceding paragraph of this Section 4.7 and in Sections 4.2 and 5.6, Seller shall not be liable for any breach of any representation or warranty contained in this Section 4.7 unless and until the total Losses of Buyer with respect to any such breach (when combined with the Losses of Buyer with respect to any other such breach) equal or exceed One Million and No/100s U.S. Dollars ($1,000,000.00), and Sellers' total liability with respect to a breach of any of Sellers' representations, warranties and other obligations contained in this Agreement or in any document or instrument executed and delivered by Sellers at Closing (including any indemnity obligations of Sellers in this Agreement or in any such document or instrument) is limited to Twenty Million and No/100s U.S. Dollars ($20,000,000.00) in the aggregate. In computing the aggregate amount of claims for the foregoing purpose, Sellers' liability shall be reduced by the amount of any insurance proceeds and any indemnity, contribution or similar payment received by Buyer from any third party with respect thereto less expenses incurred by Buyer in collecting any such insurance proceeds and third party payments. Except as provided in the Joinder to this Agreement executed by Essex Apartment Value Fund, L.P., a Delaware limited partnership, in no event shall any of the direct or indirect partners, shareholders, owners, affiliates, officers, directors, employees or agents of Sellers or any affiliate or controlling person thereof, have any liability for any claim, cause of action or other liability arising out of or relating to this Agreement or the Properties whether based on contract, common law, statute, equity or otherwise, except with respect to Buyer's rights by statute to seek to recover proceeds of the Purchase Price actually distributed or paid by Sellers to Sellers' shareholders, but subject in all events to the limit of Twenty Million Dollars ($20,000,000.00) as provided herein. The foregoing limitation on liability shall survive the Closing or any earlier termination of this Agreement and shall not diminish or otherwise affect Buyer's waivers and releases in this Agreement. Sellers shall be jointly and severally liable for any breach of any representation or warranty made by any Seller hereunder.

      The limitations on Seller's liability set forth in this Section 4.7 shall not apply to any intentional or fraudulent misrepresentation of Seller.

                                    ARTICLE V

                             ESCROW; CLOSINGS; ETC.

      5.1 Escrow Holder.

            The parties hereby name Chicago Title Company, 700 South Flower Street, Suite 900, Los Angeles, CA 90017, Attention: Ms. Maggie Watson, to serve as escrow holder ("Escrow Holder") for the purposes of depositing and transferring funds and consummating the transactions contemplated by this Agreement.

      5.2 Closings.

            (a) Initial Closing. Unless otherwise agreed in writing by Sellers and Buyer, the Closing with respect to the Properties, other than the Rivermark Property, the Coronado South Property, any Property for which a Lender Approval has not been obtained as of the Initial Closing Date and any Property as to which the Closing is delayed under Section 3.3 or which is excluded pursuant to the express provisions of this Agreement, shall occur on the first business day that is seventy-five (75) days from the date hereof (the "Initial Closing Date").

            (b) Deferred Closings. With respect to any Property for which the Closing is deferred in accordance with Sections 2.5 or 3.3 or Article VI (and provided such Property is not excluded pursuant to the express provisions of this Agreement), the Closing with respect to such Property shall occur on the first business day that is ten (10) business days from the date that Buyer has received the Lender Approval (or such Loan is deemed to be a Repayment Loan) pursuant to Section 2.5(b) or after a Purchase Price reduction has been determined in accordance with Section 3.3, as applicable.

            (c) Coronado South Closing. Unless otherwise agreed in writing by Sellers and Buyer and subject to the provisions of Section 5.8(b), the Closing with respect to the Coronado South Property shall occur upon the later of (i) March 31, 2005, and (ii) the date that is ten (10) business days following such time as the Coronado South Improvements are Substantially Completed (as defined in Section 5.8(b)(ii)).

            (d) Rivermark Closing. Unless otherwise agreed in writing by Sellers and Buyer and subject to the provisions of Section 5.8(c), the Closing with respect to the Rivermark Property shall occur on August 1, 2005, as such date may be extended in accordance with Section 5.8(c).

            (e) Location and Deliveries. Each Closing shall take place at the offices of the Escrow Holder, and not later than one (1) day prior to the time that such Closing is scheduled to occur, the parties hereto shall deliver all funds and documents reasonably necessary to consummate such Closing, including, without limitation, the items set forth in Section 5.3 below, and at such time the Deeds for the applicable Properties shall be recorded. With respect to each Property, the recording of the Deed for such Property shall be deemed to be the "Closing" of such Property and the date upon which such Closing occurs shall be referred to herein as the "Closing Date" of such Property.

      5.3 Closing Deliveries.

            (a) Seller's Deliveries. Not later than one (1) day prior to each Closing, each Seller shall deliver to Escrow Holder with respect to each of the Properties which are the subject of such Closing: (i) the duly executed and acknowledged Deed conveying the Property to Buyer, subject only to the Permitted Exceptions, (ii) a duly executed Assignment of Personal Property and Assignment and Assumption of Leases and Contracts in the form of Exhibit "C" attached hereto and made a part hereof (an "Assignment and Assumption Agreement"), (iii) for each of the Properties located in

      California, a California Form 593-W (the "California Form 593"), (iv) a tenant's notice in form and substance reasonably satisfactory to Buyer and the applicable Seller and in compliance with any applicable laws (the "Tenant's Notice"), (v) a certificate from the applicable Seller certifying the information required by Section 1445 of the Code and the regulations issued thereunder to establish, for the purposes of avoiding Buyer's tax withholding obligations, that such Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code, (vi) if required by the Title Company, an affidavit in form reasonably acceptable to the Title Company sufficient to remove any exception for mechanics' and materialmen's liens and parties in possession (except tenants under Leases), duly executed by such Seller, (vii) counterpart originals of the Loan Transfer Documents to be executed by each Seller, duly executed by each such Seller and acknowledged, if applicable, (viii) evidence in form and substance reasonably satisfactory to Buyer and the Title Company issuing the applicable Policy to establish the due formation, valid existence and good standing of the Seller and its authority to consummate the transactions contemplated hereby, and (ix) any other documents reasonably required by Escrow Agent or otherwise reasonably necessary to effect such Closing. Additionally, on the Initial Closing Date, the Sellers of the Coronado South Property and the Rivermark Property shall deliver duly executed counterparts to the Management Agreements with respect to the Coronado South Property and the Rivermark Property in the forms of Exhibits "D-1" and "D-2" attached hereto and made a part hereof, respectively (each a "Management Agreement" and collectively the "Management Agreements").

            (b) Buyer's Deliveries. Not later than one (1) day prior to each Closing, Buyer shall deliver to Escrow Holder with respect to each of the Properties which are the subject of such Closing: (i) all funds required to be delivered by Buyer hereunder with respect to such Closing, (ii) a duly executed copy of the Assignment and Assumption Agreement for such Property, (iii) for each Property located in California, a duly executed and completed copy of a Preliminary Change of Ownership Form for such Property, (iv) a duly executed copy of the Tenant's Notice for such Property, (v) counterpart originals of the Loan Transfer Documents to be executed by Buyer, duly executed by Buyer and acknowledged, if applicable,
      (vi) evidence in form and substance reasonably satisfactory to Sellers and the Title Company issuing the applicable Policy to establish the due formation, valid existence and good standing of the Buyer and its authority to consummate the transactions contemplated hereby, and (vii) any other documents reasonably required by Escrow Agent or otherwise reasonably necessary to effect such Closing. Additionally, upon the Initial Closing, the Buyer shall deliver duly executed counterparts to the Management Agreements.

      5.4 Prorations. The following prorations shall be made as of the Closing Date and shall be paid in cash to the party entitled thereto, unless the amount of any such proration cannot be established, in which event such proration shall be paid within ten (10) days after the amount thereof is established.

            (a) Taxes. Real and personal property taxes and bonds and/or assessments (whether general or special), and all public or governmental charges or assessments affecting the applicable Property for the entire calendar year in which the Closing Date occurs shall be prorated based on the most recent official information applicable to such year obtainable in the office of the particular taxing authority. If actual tax and bond and/or assessment figures for the year of the Closing Date are not available at the Closing Date, an estimated, tentative proration of taxes and assessments shall be made using figures from the preceding year; provided, however, when actual taxes and bond and/or assessments for the year of the Closing Date are available, a correct proration shall be made. Any such payment shall be made within ten
      (10) business days after notification by either party that such adjustment is necessary.

            (b) Utility Charges. Each Seller shall use reasonable efforts to cause all utility billings to be closed and billed by the respective utility companies as of the Closing Date in order that utility charges may be separately billed for the period prior to the Closing Date and the period after the Closing Date. If any such utility charges are not separately billed, the same shall be prorated. In connection with any such proration, it shall be presumed that utility charges were uniformly incurred during the billing period in which the Closing Date occurs.

            (c) Operating Expenses. Expenses of operating the Properties and (other than insurance premiums, taxes, utility charges and items which would accounted for as capital expenditures in accordance with generally accepted accounting principles) which were either (i) prepaid by any Seller for a period beyond the Closing Date, or (ii) with respect to which payment is due after the Closing Date and the amount billed after the Closing Date includes charges applicable to the period prior to the Closing Date, shall be prorated. The parties shall attempt to ascertain that portion of the charges relating to the period prior to the Closing Date. If such determination cannot be accurately made, it shall be presumed that the charges reflected in such billing were incurred uniformly during the billing period in which the Closing Date occurred.

            (d) Interest on Loan. Interest on any Assumed Loan shall be prorated as of Closing.

            (e) Insurance. Buyer shall secure its own insurance.

            (f) Rentals. Rents and all other revenue and expense items actually paid by tenants ("rentals"), shall be prorated as of the Closing Date. Prepaid rentals and unapplied refundable security deposits shall be assigned by each Seller to Buyer at Closing. Any rentals accrued but unpaid at Closing, and which are collected by Buyer, shall be remitted (less reasonable collection charges) to the applicable Seller; provided, however, that in determining whether sums collected by Buyer after the Closing Date are attributable to rentals accrued but unpaid at Closing the amounts collected by Buyer after the Closing Date from each tenant shall be applied first to the rentals accruing since the Closing Date, and second to rentals accruing prior to the Closing Date. Seller shall deliver to Buyer any rentals received by Seller subsequent to the Closing Date to be applied as set forth in this Section 5.4(f). With respect to the Rivermark Property, any rental concessions, such as free rent, which are made or paid to tenants with respect to the period from and after the date that Buyer or its affiliate takes control over management of the Rivermark Property pursuant to the Management Agreement through the Closing

      Date of the Rivermark Property shall be prorated as of the Closing of the Rivermark Property based upon the full terms of such tenants' leases.

            (g) Contracts. All amounts payable by or to the Sellers under any contracts assumed by Buyer in accordance with Section 4.3 shall be prorated as of the applicable Closing Date. Additionally, Buyer shall receive a pro rata portion of any lump-sum signing, pre-revenue or similar payments actually made to Sellers in connection with such assumed contracts based upon the remaining terms of such contracts.

      5.5 Closing Costs. Each Seller shall pay all of the real estate transfer taxes payable to any county government (as opposed to any city government), one-half (1/2) of any real estate transfer taxes payable to any city government, one-half (1/2) of any Escrow Holder's fees, all recording fees normally paid by sellers in the county in which the Property is located, the brokerage commission referred to in Section 5.6 below and the cost of the Policy. Each party shall pay for their own attorneys' fees. Buyer shall pay the premium for the extra cost for an ALTA extended owner's policy if same is requested by Buyer and any endorsements, one-half (1/2) of any real estate transfer taxes payable to a city government (as opposed to a county government), one-half (1/2) of any Escrow Holder's fee, any recording costs normally paid for by buyers in the county in which the Property is located, all assumption fees and other costs incurred in connection with the assumption of each Loan, any and all sales, use or other taxes on the transfer of any personal property arising out of the transactions contemplated under this Agreement, if any, and any costs incurred in connection with the Inspection. The payment of any other closing costs shall be determined in accordance with the custom of the county where the applicable Property exists.

      5.6 Real Estate Commission. Sellers hereby represent and warrant to Buyer that Sellers have not engaged or dealt with any broker, finder or other agent in connection with their entry into this Agreement or the transactions contemplated hereby other than Credit Suisse First Boston LLC ("Broker"). Buyer hereby represents and warrants to Sellers that Buyer has not engaged or dealt with any broker, finder or other agent in connection with its entry into this Agreement or the transactions contemplated hereby. Seller shall pay any real estate brokerage commissions due to the Broker pursuant to a separate agreement with the Broker. In any event, Sellers shall not be responsible for the payment of any broker's commission or finder's fee charged by any broker, finder or other agent acting on behalf of Buyer in connection with its entry into this Agreement or the transactions contemplated hereby. Subject to the foregoing obligations, Buyer and Sellers each hereby indemnify and hold the other harmless from and against all costs, expenses or liabilities (including without limitation reasonable attorneys' fees and court costs, whether or not taxable and whether or not any action is prosecuted to judgment) incurred by the indemnified party in connection with any claim or demand by any person or entity for any broker's, finder's or other commission or fee in connection with the indemnifying party's entry into this Agreement and the transactions contemplated hereby. The obligations of Sellers under this Section 5.6 shall not be subject to the limitations on liability set forth in Section 4.7.

      5.7 IRS Reporting. Buyer and Sellers designate Escrow Holder as the party to prepare and file IRS Form 1099B, if such filing is required.

      5.8 Conditions.

            (a) Properties Other than Coronado South and Rivermark. Except as provided in Section 5.8(b) and 5.8(c), but notwithstanding any other provision of this Agreement to the contrary, Buyer's obligation to purchase a Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

                  (i) The Title Company being irrevocably and unconditionally committed to issue, upon the sole condition of the payment of its regularly scheduled premium, the Policy with respect to such Property, insuring Buyer in the amount of the Purchase Price allocable to such Property that title to such Property is vested of record in Buyer on the Closing Date subject only to the Permitted Exceptions (and, to the extent provided in Section 3.3, any New Matters);

                  (ii) Except to the extent such matters are the responsibility of the Buyer under the Management Agreement relating to the Coronado South Property (during the time such Management Agreement is in effect), the physical condition of the Property shall be in at least substantially the same physical condition on the Closing Date as on the Effective Date, reasonable wear and tear and loss by casualty or condemnation excepted (subject to the provisions of Article VI); and

                  (iii) To the extent any of the following would reasonably be expected to materially and adversely affect the Buyer, any Property or Buyer's ownership of such Property after the Closing Date (including but not limited to the ability of Buyer to operate such Property as a multifamily residential property), as of the Closing
            Date:

                        (A) There shall be no litigation, administrative action
                  or governmental proceeding pending or threatened in writing by any applicable governmental agency against a Property or the Seller of such Property, which seeks to restrain or prohibit the purchase and sale of the Property; provided, however, that in the event of any such litigation, administrative action or proceeding, Buyer's obligation to purchase such Property shall not terminate if, within ten (10) business days, such action is dismissed or a court order is issued allowing the sale to proceed; and provided, further, that in the event the Closing of such Property proceeds on the basis of such a court order or in the event of any litigation, administrative action or governmental proceeding pending or threatened in writing against a Property or the Seller of such Property which seeks to obtain damages or a discovery order with respect to this Agreement or the purchase and sale of the Property, but which does not seek to restrain or prohibit the purchase and sale of the Property, the Closing of such Property shall proceed and Sellers hereby agree to protect, indemnify and hold harmless Buyer and its subsidiaries, affiliates, partners and constituent entities, and all their respective employees, shareholders, officers and directors, successors and assigns, from and against any Losses

                  (but specifically excluding lost profits) arising from such litigation or administrative action or other governmental proceeding, and such indemnity shall not be limited by the provisions of Section 4.7; and

                        (B) Except to the extent such proceedings are the
                  subject of Sellers' indemnity as set forth in the second paragraph of Section 4.7, no proceedings shall be pending or threatened in writing by the applicable governmental agency which could or would cause the redesignation or other modification of the zoning classification of, or of any building code requirements applicable to, the Property or any portion thereof which would reasonably be expected to have a material adverse effect on Buyer's ability to own, operate, maintain and repair such Property as a multi-family residential property.

            The failure of any of the foregoing conditions to occur solely with respect to any Property shall not be deemed to be a failure of such condition with respect to any other Property.

            (b) Coronado South.

                  (i) Buyer's obligation to purchase the Coronado South Property shall be subject to and contingent upon the satisfaction or waiver of the conditions set forth in Section 5.8(a)(i), (ii) and (iii) with respect to such Property, and, in addition, shall be subject to the Sellers having caused the Coronado South Improvements to be Substantially Completed. Subject to the following provisions of this
            Section 5.8(b)(i) and the provisions of Section 5.8(b)(iv), the Closing of the Coronado South Property shall occur upon the later of
            (A) March 31, 2005, and (B) ten (10) business days after the Coronado South Improvements have been Substantially Completed. In the event that the Closing of the Coronado South Property occurs pursuant to clause (B) of the preceding sentence, (1) it shall be a condition to the Buyer's obligation to Close with respect to the Coronado South Property that Sellers shall have assigned to Buyer the Coronado South Improvements Contracts so as to enable Buyer to complete the Coronado South Improvements in accordance therewith, and (2) Buyer shall be entitled to a credit against the Purchase Price for the Coronado South Property in an amount equal to the amount which must be paid under the Coronado South Improvements Contracts in order to fully complete the Coronado South Improvements; provided, however, that in the event that the Seller of the Coronado South Property is unable to satisfy the condition set forth in clause (1) of this sentence, Buyer may, at its option and notwithstanding any other provision of this Section 5.8(b) to the contrary, elect to either (I) extend the Closing of the Coronado South Property until the date that is ten (10) business days following the date on which the Coronado South Improvements have been Finally Completed or (II) proceed with the Closing of the Coronado South Property, in which case the Seller of the Coronado South Property shall cause the Coronado South Improvements to be Finally Completed, at such Seller's sole cost and expense, within sixty (60) days following such Closing. The determination of whether the Coronado South

            Improvements are Finally Completed shall be made in accordance with the procedures set forth in Section 5.8(b)(ii) and, for such purpose, all references in said section to "Substantially Completed" shall be deemed to refer to "Finally Completed."

                  (ii) At such time as the Sellers consider the Coronado South
            Improvements to be Substantially Completed, Sellers shall notify the Buyer in writing. Sellers and Buyer shall endeavor in good faith to agree as to whether the Coronado South Improvements are Substantially Completed and as to the cost of completing the uncompleted portion of the Coronado South Improvements. In the event that Sellers and Buyer are unable to reach such agreements within ten (5) business days following Buyer's receipt of such notice, then Buyer and Seller shall submit such matters to Marx/Okubo or such other third party consultant as may be agreed by Buyers and Sellers ("Independent Consultant") and shall instruct such Independent Consultant to make a determination prior to the Closing of whether the Coronado South Improvements have been Substantially Completed. The Independent Consultant's determination of whether the Coronado South Improvements are Substantially Completed shall be binding on the parties and must be obtained prior to the Closing.

                  (iii) As used in this Section 5.8(b), (A) the "Coronado South
            Improvements" means those renovations and improvements to the Coronado South Property more fully described in the Coronado South Improvements Contracts; (B) "Substantially Completed" means that (1) Buyer and Seller have agreed (or the Independent Consultant has determined) in accordance with this Section 5.8(b) that not less than ninety percent (90%) of the Coronado South Improvements have been completed in compliance with all applicable laws and legal requirements (including applicable building and fire codes and zoning and other similar requirements) and any Permitted Exceptions (including any New Matters) affecting the Coronado South Property and substantially in accordance with the Coronado South Improvements Contracts, and (2) the Coronado South Property shall be free of any liens with respect to all work completed prior to the date of Substantial Completion and Sellers shall have received final lien waivers with respect to all such work (or, alternatively, the Title Policy issued at the Closing of the Coronado South Property shall affirmatively insure against any such liens); (C) "Finally Completed" means that all of the requirements for the Coronado South Improvements to be Substantially Completed shall have been satisfied, except that Buyer and Seller shall have agreed (or the Independent Consultant shall have determined) in accordance with this Section 5.8(b)(iv) that one hundred percent (100%) of the Coronado South Improvements shall have been completed; and (D) the "Coronado South Improvements Contracts" means those documents listed on Schedule 5.8(b) attached hereto.

                  (iv) Notwithstanding any provision of Section 5.8(b)(i) to the contrary, in the event that the Coronado South Improvements are not Substantially Completed on or before September 30, 2005, Buyer may elect to proceed to the Closing of the Coronado South Property, in which case (1) it shall be a condition to the Buyer's obligation to Close with respect to the Coronado South Property that Sellers shall have assigned to Buyer the Coronado South Improvements Contracts, to the extent assignable, so as to enable Buyer to complete the Coronado South Improvements in accordance therewith, and (2) Buyer shall be entitled to a credit against the Purchase Price for the Coronado South Property in an amount equal to one hundred and fifty percent (150%) of the amount which must be paid under the Coronado South Improvements Contracts in order to cause the Coronado South Improvements to be Finally Completed. In the event that Buyer and Seller are unable to agree upon such amount, Buyer and Seller shall instruct Independent Consultant to make a determination prior to the Closing of a reasonable estimate, on an item-by-item basis, based upon all relevant and available information, of such amount, which determination shall be binding on the parties and must be obtained prior to the Closing.

            (c) Rivermark.

                  (i) Buyer's obligation to purchase the Rivermark Property
            shall be subject to and contingent upon the satisfaction or waiver of the conditions set forth in Section 5.8(a)(i) and (iii) with respect to such Property, and, in addition, shall be subject to Sellers having Substantially Completed the Rivermark Construction on or before February 15, 2005 (the "Target Rivermark Completion Date"); provided, however, that in the event that Sellers have failed to cause the Rivermark Construction to be Substantially Completed on or before such date, such failure shall not constitute a default by Sellers hereunder, but the Closing Date of the Rivermark Property, which is August 1, 2005, shall be extended for a period of one (1) calendar month for each thirty-day period (or portion thereof) beyond the Target Rivermark Completion Date which the Rivermark Construction is not Substantially Completed; provided, further, that if the Rivermark Construction is not Substantially Completed on or before December 31, 2005, Buyer may, upon three (3) business days' written notice to Sellers, elect not to purchase the Rivermark Property, in which case Buyer shall have no further obligation to purchase the Rivermark Property and that portion of the Deposit allocated to the Rivermark Property, together with all accrued interest thereon, shall be promptly released to Buyer.

                  (ii) As used in this Section 5.8(c), (A) "Rivermark
            Construction" means the construction of a 250-unit residential apartment complex located on the Rivermark Property as more fully described in the plans, specifications and contract documents described on Schedule 5.8(c) attached hereto; and (B) "Substantially Completed" means that (1) except for the Rivermark Punchlist Items, the Rivermark Construction has been completed in compliance with all applicable laws and legal requirements (including applicable building and fire codes and zoning and other similar requirements) and any Permitted Exceptions affecting the Rivermark Property and substantially in accordance with the plans, specifications and contract documents described on Schedule 5.8(c), (2) except for the Rivermark Punchlist Items, each of the apartment units, together with the common areas (including landscaping), which are the subject of the Rivermark

            Construction (collectively, the "Rivermark Project") are ready for occupancy by tenants, (3) a final certificate of occupancy for the Rivermark Project has been issued by the City of Santa Clara with respect to the Rivermark Project, (4) the Rivermark Property shall be free of any liens with respect to all work completed prior to Substantial Completion and Seller shall have received final lien waivers with respect to all such work (or, alternatively, the Title Policy issued at the Closing of the Rivermark Property shall affirmatively insure against any such liens); and (5) Buyer and the applicable Seller have agreed upon the Rivermark Punchlist Items in accordance with Section 5.8(c)(iii).

                  (iii) Within five (5) business days following Buyer's receipt of a written certification from Seller that the Rivermark Construction has been Substantially Completed (except for agreement among the Buyer and the applicable Seller on the Rivermark Punchlist Items), Buyer, Buyer's consultants, the applicable Seller and such Seller's consultants shall conduct a walk-through of the Rivermark Project in order to identify and compile a list of those items of construction, decoration, and mechanical adjustment (including, without limitation, plumbing and electrical facilities, appliances, HVAC and roofing) relating to the Rivermark Construction which, individually or in the aggregate, do not materially interfere with the full use, enjoyment and occupancy of the Rivermark Construction or any material amenity or appurtenance constituting a part of the Rivermark Construction which need to be completed to Buyer's reasonable satisfaction (the "Rivermark Punchlist Items"). Seller shall use good faith and reasonable efforts, at Seller's sole cost and expense, and in a good and proper manner and substantially in accordance with plans, specifications and contract documents described on Schedule 5.8(c), to complete to Buyer's reasonable satisfaction the Punchlist Items prior to the scheduled Closing Date for the Rivermark Property in accordance with Section 5.2(d).

                  (iv) The completion of the Punchlist Items is not a condition precedent to Buyer's obligation to Close with respect to the Rivermark Property; provided, however, in the event that any of the Punchlist Items are not completed on or before the date that is ten
            (10) business days prior to the Closing Date for the Rivermark Property in accordance with Section 5.8(c)(i), then, prior to the Closing of the Rivermark Property, Buyer and Seller shall attempt to agree upon the estimated amount of the cost to complete the remaining Punchlist Items. If Buyer and Seller cannot so agree on the amount of the cost of completion of such Punchlist Items no later than five (5) business days prior to the Closing Date, then Buyer and Seller shall submit the matter to Independent Consultant and shall instruct such Independent Consultant to make a determination prior to the Closing of a reasonable estimate, on an item-by-item basis, based upon all relevant and available information, of the cost of completion each of the incomplete Punchlist Items by the Closing (the "Punchlist Estimate"). The Independent Consultant's determination of the Punchlist Estimate shall be binding on the parties and must be obtained prior to the Closing. If such estimate has not been obtained prior to the Closing Date as set forth in Section 5.2(d), the Closing shall be extended as necessary to obtain the Punchlist Estimate. Escrow Holder shall withhold (the

            "Punchlist Holdback") from the Closing proceeds due to Seller the sum of one hundred twenty five percent (125%) of the total Punchlist Estimate (whether determined by agreement between the parties or by the Independent Consultant). The Punchlist Holdback shall be placed by Escrow Holder in an interest-bearing, government-insured account for the benefit of the party ultimately entitled thereto. The applicable Seller shall, within ten (10) days after the Closing commence the completion of the Punchlist Items, Seller shall thereafter diligently pursue completion of the Punchlist Items, and Seller shall have until the date that is sixty (60) days after the Closing in order to complete each of the Punchlist Items to Buyer's reasonable satisfaction (as determined above) and, if Seller fails to timely complete any of the Punchlist Items in accordance with this Section 5.8(c), then Buyer shall deliver written notice to Seller of the incomplete Punchlist Item(s) and the corresponding line item amount identified on the Punchlist Estimate due to Buyer. Buyer and Seller shall endeavor to agree upon which Punchlist Item(s) are incomplete and the cost to complete the same within five
            (5) business days following delivery of such notice. Upon such agreement, Buyer and Seller shall direct Escrow Holder to release to Buyer from the Punchlist Holdback an amount equal to the agreed upon cost to complete any incomplete Punchlist Items, and such amount shall be immediately released by Escrow Holder to Buyer. In the event that Buyer and Seller are unable to agree upon which Punchlist Item(s) are incomplete and the cost to complete the same within such five (5) business day period, such matters shall be referred to the Independent Consultant, who shall determine such matters and notify Buyer and Sellers in writing of such determination within five (5) business days following such referral. At any time following Buyer's receipt of such notice from Independent Consultant, Buyer may deliver a notice to Escrow Holder, which notice shall include a copy of Independent Consultant's determination written by the Independent Consultant, directing Escrow Holder to immediately deliver to Buyer a portion of the Punchlist Holdback in the amount of one hundred and twenty-five percent (125%) of the amount determined by Independent Consultant to be the cost of completing any incomplete Punchlist Items, and Escrow Holder shall immediately comply with such direction. During the period between the Closing and the date which is sixty (60) days thereafter, and upon completion of various Punchlist Items by Seller as specified above, Seller shall be entitled to periodic releases of the Punchlist Holdback in an amount which corresponds to the specific amounts of the Punchlist Holdback attributed to such completed items as identified on the Punchlist Estimate, provided further that Seller shall not be permitted to seek periodic releases from the Punchlist Holdback unless and until the amount attributed to such completed Punchlist Items equals or exceeds $25,000.00. Not by way of limitation of the foregoing, Buyer and Seller each agree, following a determination as to the manner in which any portion of the Punchlist Holdback is to be released, that within five (5) business days following written request by either party the other party will execute and deliver to the requesting party and to Escrow Holder a written instruction authorizing the release of the applicable portion of the Punchlist Holdback in accordance with the terms hereof. The obligations of the parties hereunder with respect to the Punchlist and the Punchlist Holdback shall survive the Closing.

      The provisions of Sections 5.8(b) and (c) shall survive the Closings of the Coronado South Property and the Rivermark Property, respectively.

      5.9 Seller's Employees. During the period between the Effective Date and the Closing Date, Sellers shall provide the bonuses and other incentives to its employees at the Properties as more fully described on Schedule 5.9.

      5.10 Assignment of Warranties. Upon the Closing of the Coronado South Property and the Rivermark Property, respectively, Seller shall cause to be assigned to Buyer, to the extent assignable, all guaranties and warranties of the contractors and material suppliers of the Coronado South Improvement and the Rivermark Construction, respectively. In the event that any such guaranties and warranties are not assignable, Sellers shall cooperate with Buyer following the Closings, at no cost or expense to Sellers, in prosecuting, settling and compromising any claims under such guaranties and warranties.

      5.11 Rivermark Management Budget. Not less than ten (10) days prior to the Initial Closing, Buyer and the Seller of the Rivermark Property shall meet and agree upon the amount of the "Working Capital Reserve" and the "Budget" described in the Management Agreement for the Rivermark Property.

                                   ARTICLE VI

                            CASUALTY OR CONDEMNATION

      6.1 Casualty or Condemnation. Unless damage or destruction of a Property exceeds twenty percent (20%) of the Purchase Price allocated to such Property, or in the event that any partial taking or condemnation of any Property which results in a reduction in the value of such Property of more than ten percent (10%) of the Purchase Price, in each as determined reasonably by Buyer and the applicable Seller, in which case Buyer may terminate this Agreement with respect to such damaged Property only within ten (10) days after receipt of written notice from such Seller of the occurrence of such damage, destruction or partial condemnation, Buyer shall be bound to purchase such Property as required by the terms hereof, without regard to the occurrence or effect of any damage to or destruction or partial condemnation of such Property, provided that upon the Closing of such Property, except for proceeds of rental loss or business interruption insurance which applies to time periods prior to Closing, Buyer shall be credited against the Purchase Price for such Property with the full amount of any insurance or condemnation proceeds, if any, actually received and collected by the applicable Seller as a result of any such damage, destruction or condemnation, less any expenses incurred by such Seller in connection therewith (or such Seller's rights, if any, with respect to such proceeds shall be assigned to Buyer if not then collected); provided, however, Buyer specifically acknowledges and agrees that, subject to Section 8.1(b), Sellers do not have any obligation to obtain or maintain any casualty or other insurance with respect to any Property and that Sellers shall in no event be required to repair or restore any Property. Notwithstanding the provisions of the preceding sentence, if Buyer has not elected to terminate this Agreement with respect to such damaged Property or has no right to do so, and any insurance proceeds are insufficient (or, in the event the applicable Seller's rights thereto as assigned will be insufficient) to cover the cost of repair or restoration to the applicable Property after damage to or destruction of such Property, Sellers shall have the option to terminate this Agreement with respect to such damaged Property only or to obligate Buyer to purchase such Property; provided, however, in the event Sellers obligate Buyer to purchase such Property, Buyer shall receive an abatement in the allocated Purchase Price for such Property equal to the difference between any such insurance proceeds and the cost of such repair or restoration of such Property. If Buyer and the applicable Seller cannot agree to the extent of any damage to a Property or the amount of abatement of the allocated Purchase Price for such Property, Buyer and such Seller shall each select one M.A.I. appraiser to decide same and if the two appraisers cannot agree on an amount of abatement, the two appraisers shall select a third appraiser whose decision shall be final and binding. If necessary, Closing for any Property which is the subject of this Article VI shall be deferred for a reasonable amount of time to obtain such appraisals. All costs of appraisers shall be divided equally between Buyer on one hand and the applicable Seller on the other hand. If the transactions contemplated under this Agreement are not completed for any reason whatsoever, the applicable Sellers shall receive any and all insurance proceeds or condemnation awards.

      6.2 Cooperation. The applicable Seller shall cooperate with Buyer in prosecuting, settling and compromising any insurance claims from any fire or other casualty suffered by a Property prior to Closing and any awards or other compensation with respect to a condemnation or other taking of a Property prior to the Closing.

                                   ARTICLE VII

                      BUYER'S REPRESENTATION AND WARRANTIES

            Buyer represents and warrants the following both as of the date hereof and as of the Closing Date:

      7.1 Due Organization. Buyer is a Delaware limited partnership, duly organized, validly existing and qualified to do business in the state of its incorporation, and is duly qualified to do business in the State of California.

      7.2 Right, Power and Authority. Buyer has the legal right, power and authority to enter into this Agreement and perform all of its obligations hereunder, and the execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder will not conflict with or result in a breach of any law or regulation, or order, judgment, writ, injunction or decree of Court or governmental instrumentality, or its limited liability company agreement or any of its other organizational documents, or any agreement or instrument to which Buyer is a party or by which it is bound, or to which it or any portion of its property is subject.

      7.3 Enforceability. This Agreement and all documents required hereby to be executed by Buyer when so executed, shall be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      7.4 Bankruptcy Matters. Buyer has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

                                  ARTICLE VIII

                                SELLER COVENANTS

      8.1 Seller Covenants.

            (a) Between the date of this Agreement and the Closing Date, except to the extent such matters are the responsibility of the Buyer under the Management Agreement relating to the Coronado South Property (during the time such Management Agreement is in effect), each Seller agrees that it will maintain, operate, staff and rent its Property in a manner which is substantially similar to that in which it is currently being maintained, operated, staffed and rented and make any and all repairs and replacements reasonably required to deliver the Property to Buyer at Closing substantially in its present condition, normal wear and tear and casualty and condemnation excluded; provided, however, in no event shall any Seller be required to make any capital improvements to any Property except to the extent the same are required pursuant to the express provisions of this Agreement, including the Coronado South Improvements and the Rivermark Construction.

            (b) At all times prior to the Closing Date with respect to each Property, Sellers shall maintain or cause to be maintained, at such Sellers' sole cost and expense, all policies of casualty insurance currently in effect with respect to such Property (or comparable replacements thereof), unless such policies are no longer available upon commercially reasonable terms.

            (c) Sellers shall terminate prior to the Closing Date with respect to each Property, at no cost or expense to Buyer, all employees, if any, of such Property.

            (d) Following the Closing Date until March 31, 2006, each Seller shall provide Buyer or its representatives with Property information, to the extent the same is in Seller's actual possession or control, (i) if reasonably requested by Buyer in connection with any audit being performed by Buyer; the information to be provided may include revenue and expense records (including, without limitation, monthly rent rolls, monthly bank statements, collection reports, selected tenant lease files, selected vendor paid bills/invoices, property and liability insurance premium notices and policies, real property tax assessments and bills, property management contracts, payroll information (including payroll general ledger accounts, employee names and gross pay), selected tenant leases, selected invoices for legal, audit and professional services and selected utility bills), detail general ledger, general ledger trial balances or financial statements, description of the accounting system in place, and a representation letter in the form of Schedule 8.1(d) attached hereto and made a part hereof duly executed by each Seller; (ii) to the extent it is non-confidential and non-proprietary (as determined by each Seller in its sole but good faith discretion), and (iii) to the extent not previously delivered to Buyer or its affiliates.

            (e) During the period from the Effective Date to Closing, each Seller shall promptly notify Buyer of any condemnation, environmental, zoning or other land-use regulation proceedings of which Seller obtains actual knowledge, as well as any written notices of violations of any law relating to a Property of which Seller obtains knowledge, and any litigation of which Seller obtains actual knowledge that Seller believes may affect Buyer or a Property after the close of escrow.

            (f) Subject to the balance of this subsection (f), Seller shall deliver the Property to Buyer on the Closing Date with all Vacant Units (as hereinafter defined) in ready-to-rent condition, which shall be limited to clean carpets, freshly painted walls, working (and undamaged) kitchen appliances, water heaters and HVAC, and no material damage to doors, walls, ceilings, floors or windows which has not been repaired. The foregoing shall not be a condition to Buyer's obligation hereunder. However, representatives of the Seller and Buyer shall inspect the Vacant Units on the day prior to the Closing Date and at the close of escrow, Buyer shall receive a credit against the Purchase Price in the amount of $500.00 for each Vacant Unit which is not ready-to-rent in accordance with this Section 8.1(f). As used herein, the term "Vacant Units" shall mean apartment units with respect to which the applicable lease has terminated and the tenant is no longer in possession. With respect to the Coronado South Property, the credit to Buyer provided for in this Section 8.1(f) shall be determined at the time of the Initial Closing.

            (g) During the period from the Effective Date until Closing, no Seller shall, without the prior consent of the Buyer, which shall not be unreasonably withheld or delayed, enter into any contract that will be an obligation affecting the Property subsequent to the Closing Date, except
      (i) leases on such Seller's standard form, for periods of no less than six months and no more than 12 months at current market rental rates and (ii) contracts entered into in the ordinary course of business that are terminable without cause on 30-days' notice and without penalty or cancellation fee; provided, that the foregoing shall not be construed as requiring any Seller to obtain Buyer's consent to permitting any existing tenant lease to rollover into a month-to-month lease. As to the Coronado South Property, this Section 8.1(g) shall not apply to any contract or lease entered into by Buyer as the Manager under the Management Agreement relating to the Coronado South Property.

            (h) During the period from the Effective Date until Closing, no Seller shall create any new encumbrance or lien affecting the Property, other than liens and encumbrances that are discharged prior to or at the Closing.

            (i) During the period from the Effective Date until Closing, Sellers shall promptly provide Buyer with copies of all written notices received by Sellers after the date hereof which assert any material breach of Leases, agreements or covenants applicable to the Property.

            (j) Sellers shall not modify in any material respect any of the Coronado South Improvements Contracts or any of the contracts, plans or specifications relating to the Rivermark Construction without Buyer's prior written approval, which approval shall not be unreasonably withheld or delayed.

            (k) Seller shall notify Buyer within two (2) business days after any Seller obtains knowledge that any of the representations or warranties of Sellers set forth become untrue, inaccurate or misleading.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 Entire Agreement. This Agreement contains the entire understanding and agreement between the parties relating to the transactions contemplated hereby, and supersedes all prior or contemporaneous agreements, understandings, representations and statements, oral or written, between the parties hereto, except as otherwise specifically stated herein.

      9.2 Offer to Purchase. Buyer acknowledges and agrees that in the event this Agreement is executed only by Buyer, the Agreement shall be regarded as an offer by Buyer to purchase the Properties on the terms and conditions contained herein and such offer shall not be deemed accepted unless and until an original counterpart of this Agreement has been duly executed by each Seller.

      9.3 Possession. Possession of each Property shall be delivered to Buyer upon Closing for same as herein provided.

      9.4 Notices. Any and all notices or other communications required or permitted by this Agreement, by law, to be delivered to, served on or given to either party to this Agreement, by the other party to this Agreement, or to Escrow Holder, shall be in writing and shall be deemed properly delivered, given or served when personally delivered to such party, or in lieu of personal service, when telecopied or when mailed by United States mail, express, certified or registered, postage prepaid (or other overnight delivery services, charges prepaid), addressed as follows:

      BUYER:                         United Dominion Realty, L.P.
                                     c/o 1745 Shea Center Drive
                                     Suite 200
                                     Highlands Ranch, CO 80129
                                     Attn: W. Mark Wallis
                                     Telecopy No. (720) 283-2451

      with a copy to:                United Dominion Realty Trust, Inc.
                                     1745 Shea Center Drive
                                     Suite 200
                                     Highlands Ranch, CO 80129
                                     Attn: Mary Ellen Norwood
                                     Telecopy No. (720) 283-2451

      and with a copy to:            United Dominion Realty Trust, Inc.
                                     4055 Valley View Lane
                                     Suite 300
                                     Dallas, TX 75244
                                     Attn: Matthew T.Akin
                                     Telecopy: 972-866-0163

      and with a copy to:            Morrison & Foerster LLP
                                     370 17th Street
                                     Suite 5200
                                     Denver, Colorado 80202
                                     Attn: Warren L. Troupe
                                     Facsimile: (303) 592-1510

      and with a copy to:            Morrison & Foerster LLP
                                     555 West Fifth Street, Suite 3500
                                     Los Angeles, CA 90013-1024
                                     Attn: Marc D. Young
                                     Facsimile: (213) 892-5454

      SELLERS:                       c/o Essex Apartment Value Fund, L.P.
                                     925 East Meadow Drive
                                     Palo Alto, CA 94303
                                     Attn: Keith Guericke, John Burkart and
                                     Jordan E. Ritter, Esq.
                                     Telecopy Nos. (650) 858-1634 - Guericke,
                                     (650) 565-9855 - Burkart,
                                     (650) 858-1372 - Ritter

      ESCROW HOLDER:                 Chicago Title Insurance Company
                                     700 South Flower Street, Suite 900
                                     Los Angeles, California  90017
                                     Attn:  Ms. Maggie Watson
                                     Telecopy No. (213) 488-4380

All notices so telecopied shall be deemed delivered upon receipt of confirmation of delivery thereof and all notices so mailed shall be deemed received on the date which is twenty-four hours (24 hours) after delivery to the overnight delivery service by the sender, or if placed in the United States mails, on the date of the return receipt or, if delivery is refused or cannot be accomplished, forty-eight (48) hours after deposit in the United States mails (or with an overnight delivery service, as the case may be). Either party may change its address for the purpose of this Section 9.4 by giving ten (10) days advance written notice of such change to the other party in the manner provided in this
Section 9.4.

      9.5 Assignment. Except as set forth in Section 9.24, this Agreement may not be assigned by Buyer without the prior written consent of Sellers, which consent may be withheld or granted on conditions in Sellers' sole and absolute discretion; provided, however, that Buyer may assign this Agreement to one or more affiliates of United Dominion Realty Trust, Inc., which is directly or indirectly controlled by United Dominion Realty Trust, Inc. Unless Sellers otherwise agree in writing, no assignment by Buyer of its rights shall relieve Buyer of its liability hereunder, and any consent by Sellers to any such assignment (or any assignment is made for which no consent is required) shall not be deemed to obviate or negate the need for consent to any further assignment for which consent is required hereunder. The terms "assign" or "assignment" as used in this Section 9.5 shall mean a transfer of this Agreement, (a) by sale or other transfer, whether voluntary, involuntary, by operation of law or otherwise; or (b) any interest therein by mortgage, pledge, encumbrance or hypothecation. The term "control" means, with respect to any person or entity, the ability of another person or entity to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise. Any purported assignment made without satisfying the requirements of this Section
9.5 shall be null and void, not merely voidable and, at the election of Sellers, shall constitute a default by Buyer hereunder, for which Sellers may terminate this Agreement.

      9.6 Successors. Subject to Section 9.5 above, the terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the respective parties hereto.

      9.7 Further Documents. Sellers and Buyer hereby instruct Escrow Holder to use this Agreement, together with consistent additional written instructions which the parties may deliver, as escrow instructions. Each party shall, whenever and as often as it shall be required by the other party, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such further instruments and documents as may be reasonable and necessary in order to complete the sale, conveyance and transfer provided for herein, including, without limitation, such additional escrow instructions as reasonably may be required by Escrow Holder and shall do any and all other acts and shall execute, acknowledge and deliver any and all reasonable documents as may be required in order to carry out the intent and purpose of this Agreement. Any inconsistency between any additional escrow instructions and this Agreement is to be resolved in a manner consistent with this Agreement which shall prevail unless any such inconsistent provision is expressly waived by Buyer and Sellers in writing specifically referring to the fact of such inconsistency and the desire to waive it.

      9.8 Survival of Agreement. Except as otherwise expressly provided or limited in this Agreement, the agreements, covenants, conditions, representations, warranties and indemnities contained in this Agreement shall survive the Closing and shall not merge with the Deeds regardless of whether or not the provisions containing such agreements, covenants, conditions, representations, warranties and indemnities actually provide for such survival. In addition to those provisions of this Agreement which survive the termination of same in accordance with their terms, the provisions of Sections 9.1, 9.4, 9.6, 9.9 through and including 9.23, inclusive, 9.26, 9.27 and 9.28 shall survive the termination of this Agreement.

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
SECTION 2.2(B), AS LIQUIDATED AND AGREED UPON DAMAGES. BUYER AND SELLERS ACKNOWLEDGE AND AGREE THAT THEY HAVE MUTUALLY DISCUSSED THE IMPRACTICALITY AND EXTREME DIFFICULTY OF FIXING THE ACTUAL DAMAGES TO SELLERS IN THE EVENT THE PURCHASE AND SALE OF ANY PROPERTY FAILS TO CLOSE AS PROVIDED HEREIN FOR ANY REASON OTHER THAN SELLER'S BREACH OF THIS AGREEMENT OR PURSUANT TO SECTIONS 3.3,
4.2 OR 5.8 OR ARTICLE VI, AND THAT AS A RESULT OF SUCH DISCUSSION THE PARTIES AGREE THAT THE DEPOSIT (OR SUCH PORTION OF IT AS MAY BE RELEASED TO SELLER PURSUANT TO SECTION 2.2(B)), REPRESENTS A REASONABLE ESTIMATE OF THE ACTUAL DAMAGES WHICH SELLERS WOULD INCUR IN THE CASE OF SUCH BREACH BY BUYER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES TO SELLERS UNDER THIS SECTION 9.9 IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369 BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER UNDER CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. BY SIGNING THE SPACES WHICH FOLLOW, BUYER AND SELLERS SPECIFICALLY AND EXPRESSLY AGREE TO

ABIDE BY THE TERMS AND PROVISIONS OF THIS PARAGRAPH CONCERNING LIQUIDATED
DAMAGES.

BUYER:                                      SELLERS:

UNITED DOMINION REALTY, L.P.                ESSEX APARTMENT VALUE FUND, L.P., A
                                            DELAWARE LIMITED PARTNERSHIP, IN ITS
                                            CAPACITY AS GENERAL PARTNER OF EACH
                                            OF THE SELLERS, OTHER THAN NEWPORT
                                            BEACH NORTH, LLC AND NEWPORT BEACH
                                            SOUTH, LLC

By: United Dominion Realty Trust, Inc.,     By: Essex VFGP, L.P., a Delaware
    a Maryland corporation, its General     limited partnership, its general
    Partner                                 partner

    By: /s/ W. Mark Wallis                  By: Essex VFGP, Inc., a Delaware
        ----------------------------            corporation, its general partner
        W. Mark Wallis
        Senior Executive Vice President
                                                By: /s/ John Burkart
                                                    ---------------------------
                                                Its: First Vice President

                                            NEWPORT BEACH NORTH, LLC

                                            By: Newport Beach North, Inc.,
                                                its managing member

                                                By: /s/ John Burkart
                                                    ----------------------------
                                                Its: First Vice President

                                            NEWPORT BEACH SOUTH, LLC

                                            By: Newport Beach South, Inc.,
                                                its managing member

                                                By: /s/ John Burkart
                                                    ----------------------------
                                                Its: First Vice President

NOTHING CONTAINED IN THIS SECTION 9.9 SHALL BE DEEMED TO LIMIT ANY OF THE OBLIGATIONS OR INDEMNITIES OF BUYER OR SELLERS CONTAINED ELSEWHERE IN THIS AGREEMENT WHICH, BY THEIR EXPRESS TERMS, SURVIVE THE TERMINATION OF THIS AGREEMENT.

      9.10 Seller's Default. If any Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Buyer to perform hereunder, or if prior to Closing any one or more of any Seller's representations or warranties are breached in any material respect, and any such failure or breach is not cured by such Seller within ten (10) days after receipt of written notice from Buyer specifying the nature of any such failure and/or breach, Buyer shall elect, as its sole remedy, either to (a) terminate this Agreement (or, in the event such failure to perform or breach relates to one or more specific Properties, terminate Buyer's obligation to purchase such Property(ies)) by giving Sellers timely written notice of such election prior to or at Closing and recover the Deposit applicable to such Property, (b) enforce specific performance, or (c) waive said failure and/or breach and proceed to Closing. Notwithstanding anything herein to the contrary, Buyer shall be deemed to have elected to terminate this Agreement (or in the event that such failure to perform or breach relates to one or more specific Properties, terminate Buyer's obligation to purchase such Property(ies)) if Buyer fails to either waive such failure and/or breach and proceed to Closing or to deliver to Sellers written notice of its intent to file a claim or assert a cause of action for specific performance against Sellers on or before twenty (20) business days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property which is the subject of such breach is located within nine (9) months following the scheduled Closing Date. EXCEPT AS SET FORTH IN THE JOINDER HERETO EXECUTED BY ESSEX APARTMENT VALUE FUND, L.P., A DELAWARE LIMITED PARTNERSHIP, IN NO EVENT SHALL ANY OF SELLER'S DIRECT OR INDIRECT PARTNERS, CONSTITUENT ENTITIES, SUBSIDIARIES AND/OR AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES OR AGENTS HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE,.

      9.11 Time of Essence; Measure of Time. Time is of the essence of this Agreement and each and every provision herein. All references herein to "business days" shall be deemed to refer to days other than Saturdays, Sundays and legal holidays in the State of California.

      9.12 Amendments. This Agreement may only be amended or modified by a written document that expressly refers to this Agreement and that is signed by each of the parties hereto.

      9.13 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same agreement.

      9.14 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of California, without regard to any choice of law principles.

      9.15 Construction. Sellers and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto. It shall be construed neither for nor against Sellers or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

      9.16 Exhibits. All exhibits attached hereto are incorporated herein as if set forth in full.

      9.17 No Recordation. No document or other memorandum relating to the subject matter hereof shall be recorded without the prior written consent and approval thereof by Sellers, which consent and approval may be withheld, or granted on conditions, in Sellers sole and absolute discretion, and any attempt to record same shall be deemed a material default hereunder and thereupon, at the sole option of Sellers, this Agreement shall be deemed cancelled and Sellers shall have any and all remedies for default by Buyer as provided for in this Agreement.

      9.18 Gender. The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the other whenever the context so indicates.

      9.19 Waiver. Waiver by one party of the performance of any covenant, condition or provision of the other party shall not invalidate this Agreement, nor shall it be considered to be a waiver by such party of any other covenant, condition or provision containing herein. The waiver of either or both parties of the time for performing any act shall not be construed as a waiver of any other act required to be performed at a later date.

      9.20 Authority to Execute. Each person executing this Agreement represents and warrants that the execution of this Agreement has been duly authorized by the party on whose behalf the person is executing the Agreement and that such person is authorized to execute the Agreement on behalf of such party.

      9.21 Attorneys' Fees. If any party hereto commences any action so as to interpret or enforce this Agreement or any provision hereof, the prevailing party shall be entitled to an award of costs and reasonable attorneys' fees and costs (including, without limitation, costs allocated to Sellers' in-house counsel) in addition to all other amounts awarded by the court. Except as otherwise specifically provided herein, each party shall pay its own attorney's fees in connection with the preparation, negotiation and execution of this Agreement and the transactions contemplated thereby.

      9.22 Public Announcements. From the Effective Date through the Closing Date, each party will consult with the other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with NYSE, will not issue any such press release or make any such public statement prior to such consultation; provided, however, each party may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the parties and do not reveal non public information regarding the other party. Without limiting the generality of the foregoing, except as may be required by applicable law or any listing agreement with NYSE:
(a) each party agrees to refrain from issuing any press release or public statement with respect to this Agreement and the transactions contemplated hereby for a period of ten (10) business days following the Effective Date; and
(b) each party agrees to cause any such press release or public statement issued by it to be issued concurrently with the press release or public statement of the other party.

      9.23 Severability. The invalidity or unenforceability of any provision(s) herein shall not render any other provision(s) invalid or unenforceable.

      9.24 Exchange. Each party acknowledges and agrees that the other parties may transfer or acquire Property as part of a tax-deferred exchange by such party pursuant to Section 1031 of the Code, and that each party, subject to the provisions of this Section 9.24, has the right to restructure all or part of the transaction contemplated by this Agreement as provided in Section 1031 of the Code as a concurrent or delayed (nonsimultaneous) tax-deferred exchange for the benefit of such party. Each party shall cooperate with the other parties to convey the Property in connection with the tax-deferred exchange within the meaning of Section 1031 of the Code and, if requested by the other party, shall accommodate such other party with respect to any such exchange, provided that such election to effect a tax-deferred exchange shall not create any additional conditions to the Closing, create an obligation upon the other party to take or convey title to any property other than the Property, extend the Closing Date or create any additional liabilities or costs for the other party. A party, in electing to structure the sale as an exchange, shall have the right to substitute, assign, or delegate its rights and duties to one or more entities or persons who will be such party's qualified intermediary or exchange accommodation title holder as seller or buyer, as applicable, in such party's place and stead; provided, however, such party shall remain liable for any breach of this Agreement. Any such exchange shall be accomplished by supplemental instructions reasonably acceptable to both parties, including any exchange documents and instructions with the qualified intermediary (the "Exchange Instructions"). Each party shall execute and deliver to the other party or Escrow Holder any and all of Exchange Instructions provided within three (3) business days after such party's receipt of such Exchange Instructions. Each party shall bear its own costs and expenses (including, without limitation, attorneys' fees and costs) incurred in connection with the preparation and review of the Exchange Instructions.

      9.25 Lead-Based Paint. The parties agree, prior to the Closing of each Property, to execute and acknowledge any lead-based paint forms and related items that may be required by law.

      9.26 Natural Hazard Areas Or Zones. As to California Properties only, Buyer and Seller acknowledge that each Seller may be required to disclose if its Property lies within the following natural hazard areas or zones: (a) a special flood hazard area designated by the Federal Emergency Management Agency; (b) an area of potential flooding; (c) a very high fire hazard severity zone; (d) a wild land area that may contain substantial forest fire risks and hazards; (e) earthquake fault zone; or (f) a seismic hazard zone. Each such Seller has engaged or will engage the services of Disclosure Source or another entity reasonably acceptable to Buyer (who, in such capacity, is herein called the "Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling such Sellers to fulfill their disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in Section 1103 of the California Civil Code and to report the result of its examination to Buyer and such Sellers in writing, which report shall be delivered to Buyer no later than fifteen (15) days from and after the date hereof. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge each such Seller from its obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Section 1103 et seq. of the California Civil Code regarding non-liability of each such Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.

      9.27 Statutory Disclaimer. The following disclaimer is made with respect to the Properties located in Oregon:

      THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

      9.28 Buyer Not a Successor of Seller. Buyer is not and shall not be deemed to be a successor to any Seller. Buyer is acquiring only the Properties and not any ongoing business enterprise.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

                               BUYER:

                               United Dominion Realty, L.P., a Delaware limited partnership

                               By:  United Dominion Realty Trust, Inc., a
                                    Maryland corporation, its General Partner

                                    By:  /s/ W. Mark Wallis
                                         ---------------------------------------
                                         W. Mark Wallis
                                         Senior Executive Vice President

                       [Signatures Continued on Next Page]

                                SELLERS:

                                ESSEX THE CREST, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                                ESSEX EL ENCANTO APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                       [Signatures Continued on Next Page]

                                ESSEX HUNT CLUB APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                                ESSEX ROSEBEACH APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                       [Signatures Continued on Next Page]

                                ESSEX ANDOVER PARK APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                                ESSEX KELVIN APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                       [Signatures Continued on Next Page]

                                ESSEX RIVERMARK APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                                ESSEX ARBORETUM APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                       [Signatures Continued on Next Page]

                                ESSEX OCEAN VILLA APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                                ESSEX CARLSBAD APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                       [Signatures Continued on Next Page]

                                ESSEX SAN DIMAS BONITA APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                                ESSEX SAN DIMAS CANYON APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                       [Signatures Continued on Next Page]

                                ESSEX HUNTINGTON BEACH APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                                ESSEX VILLA VENETIA APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                                NEWPORT BEACH NORTH, LLC

                                By:  Newport Beach North, Inc.,
                                     its managing member

                                     By:  /s/ John Burkart
                                          --------------------------------------
                                     Its: First Vice President

                       [Signatures Continued on Next Page]

                                NEWPORT BEACH SOUTH, LLC

                                By:  Newport Beach South, Inc.,
                                     its managing member

                                     By:      /s/ John Burkart
                                              ----------------------------------
                                     Its:     First Vice President

                                ESSEX WOODLAND APARTMENTS, L.P.

                                By:  Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, L.P.,
                                          a Delaware limited partnership,
                                          its general partner

                                          By:  Essex VFGP, Inc.,
                                               a Delaware corporation,
                                               its general partner

                                               By:   /s/ John Burkart
                                                     ---------------------------
                                               Its:  First Vice President

                   JOINDER OF ESSEX APARTMENT VALUE FUND, L.P.

      The undersigned, ESSEX APARTMENT VALUE FUND, L.P., a Delaware limited partnership, hereby joins in this Agreement solely for the purpose of confirming that it shall be jointly and severally liable to Buyer on a primary basis, and not merely as a surety, for any and all obligations of the Sellers pursuant to Sections 3.3, 4.2, 4.7, 5.6 and 5.8 of this Agreement, which obligations (except to the extent survival of the same are limited as to Sellers pursuant to such Sections) and this Joinder shall survive the Closings and the recordation of the Deeds, and shall not be deemed merged into such Deeds or the other documents and instruments delivered at such Closing.

                                Essex Apartment Value Fund, L.P.,
                                a Delaware limited partnership,
                                its general partner

                                By:  Essex VFGP, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By:  Essex VFGP, Inc.,
                                          a Delaware corporation,
                                          its general partner

                                          By:  /s/ John Burkart
                                               ---------------------------------
                                          Its: First Vice President

                     JOINDER OF UNITED DOMINION REALTY TRUST

      The undersigned, United Dominion Realty Trust, Inc., a Maryland corporation, a Delaware limited partnership, hereby joins in this Agreement solely for the purpose of confirming that it shall be jointly and severally liable to Seller on a primary basis, and not merely as a surety, for any and all obligations of the Buyer pursuant to Section 4.5 of this Agreement, which obligations and this Joinder shall survive the Closings and the recordation of the Deeds, and shall not be deemed merged into such Deeds or the other documents and instruments delivered at such Closing.

                                United Dominion Realty Trust, Inc., a Maryland corporation

                                By:  /s/ W. Mark Wallis
                                     -------------------------------------------
                                     W. Mark Wallis
                                     Senior Executive Vice President

                                   EXHIBIT "A"

                            DESCRIPTION OF PROPERTIES

                           OWNER                                                  PROPERTY NAME*
---------------------------------------------------------     -----------------------------------------------------
Essex Andover Park Apartments, L.P., a California limited                          Andover Park
partnership

Essex Arboretum Apartments, L.P., a California limited                       Arboretum at Lake Forest
partnership

Newport Beach South LLC, a Delaware limited liability                      Coronado at Newport (South)
company                                                        REFERRED TO IN THE AGREEMENT AS THE "CORONADO SOUTH
                                                                                    PROPERTY".

Newport Beach North LLC, a Delaware limited liability                      Coronado at Newport (North)
company

Essex The Crest, L.P., a California limited partnership                    The Crest at Phillips Ranch

Essex Woodland Apartments, L.P., a California limited                         Foxborough (Woodlands)
partnership

Essex Hunt Club Apartments, L.P., a California limited                              Hunt Club
partnership

Essex Huntington Beach Apartments, L.P., a California                           Huntington Villas
limited partnership

Essex Kelvin Apartments, L.P., a California limited                                   Kelvin
partnership                                                   REFERRED TO IN THE AGREEMENT AS THE "KELVIN PROPERTY".

Essex Ocean Villa Apartments, L.P., a California limited                           Ocean Villa
partnership

Essex Rivermark Apartments, L.P., a California limited                            River Terrace
partnership                                                       REFERRED TO IN THE AGREEMENT AS THE "RIVERMARK
                                                                                    PROPERTY".

Essex Rosebeach Apartments, L.P., a California limited                              Rosebeach
partnership

Essex Villa Venetia Apartments, L.P., a California limited                        Villa Venetia
partnership

Essex San Dimas Bonita Apartments, L.P., a California                          The Villas at Bonita
limited partnership

Essex Carlsbad Apartments, L.P., a California limited                           Villas at Carlsbad
partnership

Essex San Dimas Canyon Apartments, L.P., a California                        The Villas at San Dimas
limited partnership

Essex El Encanto Apartments, L.P., a California limited                     Vista Del Rey (El Encanto)
partnership

* Legal descriptions for each of the Properties is attached.

                                  EXHIBIT "B-1"

                            [CALIFORNIA FORM OF DEED]

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

________________________________
________________________________
________________________________
________________________________
Attn: __________________________

MAIL TAX STATEMENTS TO:

________________________________
________________________________
________________________________
________________________________
Attn: __________________________

________________________________________________________________________________
                                      (Space above this line for Recorder's use)

      The undersigned grantor declares:

      Documentary transfer tax is not for public record.

                                   GRANT DEED

            FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, ______________________________, a
__________________________, hereby grants to

                             _______________________

                             _______________________
the real property in ___________ County, State of __________, more particularly described in Exhibit A attached hereto and made a part hereof (the "Property").

            This conveyance is made subject to all matters, liens and encumbrances of record, including, without limitation, those listed on Exhibit B attached hereto and made a part hereof, and all matters that would be revealed by a physical inspection and/or a survey of the Property.

Dated as of ____________, 200_              ___________________________________,
                                            ____________________________________
                                            By:_________________________________
                                            Its:________________________________

                                      B-1-1

                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA           )
                              ) ss
COUNTY OF_____________________)

On ________ __, 200_, before the undersigned Notary Public, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the person (s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                          ______________________________________
                                          Signature

                                      B-1-2

                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PROPERTY

                           [TO BE ATTACHED AT CLOSING]

                                    EXHIBIT B

                                       TO

                                   GRANT DEED

                                TITLE EXCEPTIONS

                           [TO BE ATTACHED AT CLOSING]

                                  EXHIBIT "B-2"

                              [Oregon Form of Deed]

AFTER RECORDING RETURN TO:

________________________________
________________________________

UNTIL A CHANGE IS REQUESTED, ALL TAX
STATEMENT SHOULD BE SENT TO:
________________________________
________________________________

                         STATUTORY SPECIAL WARRANTY DEED

      __________________________________________, as Grantor, conveys and specially warrants to _______________________________________, as Grantee, the
following described real property free of encumbrances created or suffered by Grantor except as specifically set forth herein:

      The real property described on the attached Exhibit A, subject to all matters, liens and encumbrances of record, including, without limitation, those items listed on the attached Exhibit B incorporated herein, and all matters that would be revealed by a physical inspection and/or a survey of the property.

      THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

      The true consideration for this conveyance is $___________________.

      Dated this _____ day of _________________________, 2004.

                                             By:________________________________

                                      B-2-1

                                   EXHIBIT "C"

                       ASSIGNMENT OF PERSONAL PROPERTY AND
                ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS

            FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, _____________________________, a
__________________ ______________________________ ("Assignor"), hereby grants, conveys, transfers and assigns to ______________________________________
("Assignee"), all of Assignor's right, title and interest in and to:

                  (a) all leases (the "Leases") of space in the real property more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Real Property");

                  (b) all service agreements, maintenance agreements and other contracts listed on Exhibit "B" relating to the Real Property (the "Contracts");

                  (c) all tangible personal property located at the Real Property which is actually owned by Seller, except for all computers, software and the like;

                  (d) to the extent assignable and to the extent actually owned by Seller, and except for claims accruing for the benefit of Assignor prior to the date hereof (other than those relating to the physical or environmental condition of the Properties, which are hereby assigned), all intangible personal property which is solely related to the Real Property.

                  ASSIGNEE ACKNOWLEDGES AND AGREES THAT THE PERSONAL PROPERTY IS
            BEING DELIVERED BY ASSIGNOR TO IT WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES REGARDING FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

            Assignee agrees to perform or cause to be performed Assignor's obligations, if any, under the Leases and the Contracts from and after the date of this instrument, and shall indemnify, defend, protect and hold Assignor harmless from and against any and all liability, loss, cost, damage and expense (including, without limitation, attorneys' fees and costs and court costs) asserted against, incurred or suffered by Assignor relating to obligations with respect to the Leases and the Contracts to be performed on or after the date hereof. Assignor shall indemnify, defend, protect and hold Assignor harmless from and against any and all liability, loss, cost, damage and expense (including, without limitation, attorneys' fees and costs and court costs) asserted against, incurred or suffered by Assignee relating to obligations with respect to the Leases and the Contracts to be performed prior to the date hereof.

            Each of Assignor and Assignee hereby covenants that they will, at any time and from time to time upon written request therefore, execute and deliver to the other, its nominees, successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which the other, its successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Assignee, its nominees, successors and/or assigns, and protect its and/or their rights, title and interest in and enjoyment of, all of the assets of Assignor intended to be transferred and assigned hereby, or to enable Assignee, its successors and/or assigns, to realize upon or otherwise enjoy any such assets, or to effect the allocation of responsibility for performance under the Leases and the Contracts.

            The provisions of this Assignment of Personal Property and Assignment and Assumption of Leases and Contracts shall be binding upon and inure to the benefit of Assignor, Assignee and their successors and assigns.

            The provisions of this Assignment of Personal Property and Assignment and Assumption of Leases and Contracts shall be governed by the laws of the state in which the Real Property is located without regard to any choice of law principles.

            IN WITNESS WHEREOF, the undersigned have executed this Assignment of Personal Property and Assignment and Assumption of Leases and Contracts as of the ____ day of ____, 200_.

                                               ASSIGNOR :

                                               ________________________________,
                                               ________________________________

                                               By:_____________________________
                                               Its:____________________________

                                               ASSIGNEE:

                                               ________________________________,
                                               ________________________________

                                               By:_____________________________
                                               Its:____________________________

                                               By:_____________________________
                                               Its:____________________________

                           EXHIBIT "A" TO EXHIBIT "C"

                                Legal Description

                           [To be Attached at Closing]

                           EXHIBIT "B" TO EXHIBIT "C"

                     List of Service Agreements, Maintenance
                         Agreements and Other Contracts

                           [To Be Attached at Closing]

                                  EXHIBIT "D-1"

                      FORM OF CORONADO MANAGEMENT AGREEMENT

            This Management Agreement (this "Agreement"), made and entered into this ___ day of _______, 2004 (the "Effective Date") by and among Newport Beach South LLC, a Delaware limited liability company ("Owner"), and United Dominion Realty, L.P., a Delaware limited partnership ("Manager").

                                    RECITALS

            WHEREAS, Owner owns that certain multifamily residential complex known as the "Coronado at Newport (South)" and located in Newport Beach, California (the "Project"); and

            WHEREAS, Owner and Manager are parties to that certain Agreement of Purchase and Sale dated as of August 13, 2004 pursuant to which, among other things, the Project shall be purchased from Owner by Manager or an affiliate of Manager (the "Purchase Agreement"); and

            WHEREAS, Owner desires to employ Manager in the management and operation of the Project by turning over to Manager the operation, direction, management and supervision of the Project, as outlined below, and Manager desires to assume such duties upon the terms and conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, Owner and Manager agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            The following terms shall have the following meanings when used in this Agreement:

      1.01 "Business Day" means any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. Section 6103(a), as may be amended from time to time.

      1.02 "Coronado Improvements Contracts" has the meaning ascribed for such term in the Purchase Agreement.

      1.03 "Coronado South Improvements" has the meaning ascribed for such term in the Purchase Agreement.

      1.04 "Gross Receipts" means the entire amount of all actual receipts, determined on a cash basis, from (a) tenant rentals collected pursuant to tenant leases for each month during the Term; provided, however, that there shall be excluded from tenant rentals any unapplied tenant security, cleaning, damage and/or pet deposits; (b) laundry and vending machine income; and (c) proceeds from rental interruption insurance. Gross Receipts do not include the proceeds of

(i) any sale, exchange, refinancing, condemnation, or other disposition of all or any part of the Project, (ii) any loans to the Owner whether or not secured by all or any part of the Project, (iii) any capital contributions made by the Owner, or (iv) any insurance (other than rental interruption insurance) maintained with regard to the Project.

      1.05 "Operating Expenses" means all expenses incurred in the operation, management, maintenance (including the cost of capital improvements other than the Coronado South Improvements) and leasing of the Project by Manager pursuant to the terms of this Agreement; provided, however, that "Operating Expenses" shall not include: (a) any taxes, assessments and charges of any kind imposed by any governmental authority having jurisdiction over the Project; (b) any insurance premiums for insurance coverage carried by the Owner with respect to the Project; (c) any debt service or other payments in connection with any loans or other liens encumbering the Project; and (d) any costs and expenses associated with the Coronado South Improvements, all of which shall be paid by Owner.

      1.06 "Owner Payment" means a monthly sum in the amount of $491,919.00, which shall be payable by the Manager on the fifteenth day of each calendar month during the Term and which shall be prorated for any partial month during the Term.

      1.07 "Project Employees" means those persons employed by Manager solely to carry out Manager's obligations under this Agreement (i.e., manager, assistant managers, leasing agents, maintenance personnel, and other necessary personnel).

      1.08 "Term" means the period commencing on the Effective Date and terminating on the earlier to occur of (a) expiration or earlier termination of the Purchase Agreement with respect to the Project, (b) the sale of the Project pursuant to the Purchase Agreement or (c) termination of this Agreement pursuant to its terms (the "Expiration Date").

                                   ARTICLE II
                          DUTIES AND RIGHTS OF MANAGER

      2.01. APPOINTMENT OF MANAGER. During the Term, the Manager agrees, for and in consideration of the compensation paid to Manager pursuant to this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and the Owner hereby grants to Manager the right, to supervise and direct the leasing, management and operation of the Project. Manager shall perform its obligations under this Agreement as an independent contractor of Owner.

      2.02. GENERAL OPERATION. Manager shall consistently devote its commercially reasonable efforts consistent with professional management to manage, operate and market the Project for lease, and perform its duties hereunder in a reasonable, diligent, and careful manner so as to manage and supervise marketing, leasing and operation of the Project as a first-class apartment community. In addition to the other obligations of Manager set forth herein, during the Term Manager shall use commercially reasonable efforts consistent with professional management to: (a) maintain businesslike relations with tenants of the Project, including receiving, considering and recording tenant service requests in a systematic fashion in order to show the action taken with respect to each; (b) collect all monthly rentals due from tenants of the

Project and rent from users or lessees of other non-dwelling facilities in the Project, if any; (c) request, demand, collect, receive and receipt for any and all charges or rents which become due to Owner, and take such legal action as may be necessary or desirable to evict tenants delinquent in payment of monthly rental or other charges as more particularly described in Section 2.08 below;
(d) prepare or cause to be prepared for execution by the Owner all forms, reports and returns, if any, required to be filed by the Owner under applicable federal, state or local laws and any other requirements relating to the employment of personnel (anything contained herein to the contrary notwithstanding, however, Manager shall not be obligated to prepare any of Owner's state or federal income tax returns); (e) operate and maintain the Project in a manner consistent with first-class professional management; (f) advertise when necessary the availability for rental of the Project's units and display "for rent" or other similar signs upon the Project (it being understood that Manager may install one or more signs on or about the Project stating that same is under management of Manager and may use Manager's name and logo in any display advertising which may be done on behalf of the Project) in accordance with Section 2.11; and (g) sign, renew and cancel tenant leases for the Project, on terms, criteria and policies approved or required from time to time by Owner, based upon Manager's recommendations, and otherwise in accordance with Section
2.10. It is understood and agreed that notwithstanding the provisions of Section 2.03(a), Manager shall not, and does not, provide security services to the Project. Manager's sole responsibility in respect of security services shall be cooperation with any security company retained by Owner. The parties further understand and agree that nothing herein shall be construed to require Manager to perform any services (including any services as a construction manager) or to expend any funds (including any portion of Gross Receipts) in connection with the Coronado South Improvements.

      2.03. MANAGER AND OTHER PERSONNEL

            (a) Manager shall investigate, hire, train, instruct, pay, promote, discharge and supervise the work of the Project Employees. All matters pertaining to the employment, supervision, compensation, promotion and discharge of Manager's employees are the sole responsibility of Manager and Manager shall indemnify Owner with respect to such matters pursuant to Section 6.01. Notwithstanding the foregoing, (i) Manager shall have in its employ at all times a sufficient number of capable Project Employees to enable it, subject to the terms of this Agreement, to perform Manager's obligations under this Agreement, and (ii) Manager shall advise Owner and coordinate with any local property supervisor retained by Owner as to the on-site staffing requirements to enable Manager, subject to the terms of this Agreement, to perform Manager's obligations under this Agreement and to properly, adequately, safely and economically lease, manage, operate, repair and maintain the Project.

            (b) The Project Employees shall be employees of Manager and all compensation of the Project Employees shall be at Manager's expense. Since some of the Project Employees may need to reside at the Project and be available full time in order to perform properly the duties of their employment, Owner acknowledges that Manager may provide discounted employee housing and use of all Project facilities to the Project Employees. All leases for discounted employee housing shall provide that such lease will terminate effective upon termination of this Agreement if this Agreement is terminated for any reason other than the sale of the Project in accordance with the Purchase Agreement.

            (c) Manager shall timely and reasonably provide the local property supervising agent, as designated by Owner from time to time, with reasonable access to the Project and the Project's books and records and, a regular basis, coordinate duties and communicate with such local property supervisor retained by Owner.

      2.04. CONTRACTS AND SUPPLIES. Manager shall, in the name of and on behalf of Owner and at Manager's expense, (a) negotiate and enter into service contracts for the furnishing to the Project of electricity, gas, water, steam, telephone, trash removal, cleaning, vermin extermination, furnace and air conditioning maintenance, security services, pest control, landscaping, and any other utilities, services and concessions which are reasonably required in the course of business for the operation, repair and maintenance of the Project, and
(b) place purchase orders for such equipment, tools, appliances, materials and supplies as are reasonably necessary to properly maintain the Project. Manager shall be required to obtain Owner's written consent to such contract prior to entering into any such contract if it cannot be terminated without penalty on sixty (60) days or less notice. Nothing in this Section 2.04 shall be construed as requiring Manager to enter into any contracts, agreements or purchase orders with respect to the Coronado South Improvements.

      2.05. ALTERATIONS, REPAIRS AND MAINTENANCE. Manager shall initiate, make or install, or cause to be made and installed, or do or cause to be done, all normal maintenance and repair work on and to the Project, including those which Owner is required to make pursuant to the leases, sufficient to maintain the Project in first-class condition and repair and in accordance with the terms of all leases of the Project; provided, however, that the foregoing shall not be construed as obligating Manager to undertake any construction activities or to repair, replace or renovate any portion of the Property which is the subject of the Coronado Improvements Contracts.

      2.06. LICENSES AND PERMITS. Manager shall apply for, obtain, and maintain all licenses, permits, deposits and bonds required of Owner or Manager in connection with the management and operation of the Project; provided, however, that the foregoing shall not be construed to require Manager to apply for, obtain or maintain any building permits, certificates of occupancy or other license, permits, approvals, deposits or bonds relating to the Coronado South Improvements. Owner agrees to execute and deliver any and all applications and other documents and to otherwise cooperate to the fullest extent with Manager in applying for, obtaining and maintaining such licenses and permits.

      2.07. COMPLIANCE WITH LAWS. Subject the last sentence of Section 2.02, Manager shall use reasonable efforts to comply with (and correct violations of) all applicable laws, statutes, ordinances, codes, rules, regulations and policies of federal, state, county and municipal authorities and insurance bodies and underwriters concerning the use, operation, management and maintenance of the Project. If Owner instructs Manager not to disclose any matter and such failure to disclose is subsequently determined to be fraudulent or tortuous, Owner shall indemnify Manager (pursuant to Section 6.02 below) with respect to any claim based on such failure to disclose.

      2.08. LEGAL PROCEEDINGS. Manager shall institute any and all legal actions or proceedings that Manager deems reasonable to collect charges, rent or other income from the Project or to dispossess tenants or other persons in possession, or to cancel, terminate, or enforce any lease, license or concession agreement for the breach thereof or default thereunder by the tenant, licensee or concessionaire. Manager and Owner shall each promptly notify the other of any violation, order, rule, or determination of any governmental authority or Board of Fire Underwriters or similar agency that affect the Project of which they become aware.

      2.09. TAXES BILLS AND SPECIAL REQUIREMENTS. Manager shall promptly forward real estate tax and assessment bills to Owner. Subject to the last sentence of
Section 2.02, Manager will promptly notify Owner of and comply promptly with any and all orders and/or requirements affecting the Project placed thereon by any federal, state, county or municipal authority or any other governmental body having jurisdiction over the Project. Manager shall not take any action under this section so long as Owner is contesting, or has notified Manager of its intention to contest, any such order and/or requirement. In the event Owner has directed Manager to refrain from complying with such orders or requirements affecting the Project and as a consequence thereof Manager could potentially incur civil or criminal liability, then in such event, Owner will indemnify, defend and hold harmless Manager and its, directors, officers, employees and agents from and against all losses, liabilities, penalties, fines, claims, actions, causes of action, costs and expenses (including attorneys fees and costs) arising from or related to directly or indirectly Manager not complying with such order or requirement at Owner's direction, except to the extent arising from the negligence or willful misconduct of Manager, or Manager's employees, agents, representatives, contractors, invitees and others for whom Manager is responsible. Owner will supply Manager with all information necessary for Manager to comply promptly with these requirements.

      2.10. LEASING. All leases are to be prepared by Manager utilizing a form of lease approved by Owner and Manager. Manager shall use commercially reasonable efforts to obtain and keep tenants of the Project. Manager shall, so far as reasonably possible, procure and investigate prospective tenants and use reasonable judgment in the selection of tenants for the Project. Manager agrees to perform whatever service may be required in connection with the negotiation of leases or renewals, extensions, modifications or cancellations thereof.

      2.11. ADVERTISING. Manager shall prepare advertising plans and promotional material to be used to further rentals of the Project. Manager shall not use Owner's name in any advertising or promotional material without Owner's express written approval. Advertising and promotional materials shall be prepared in full compliance with all applicable federal, state and local laws, ordinances, regulations and orders.

      2.12. OPERATION AND MAINTENANCE PLANS. Manager will comply with any operation and maintenance plan with respect to Hazardous Substances (as defined below), methane or hydrogen sulfide provided to Manager by Owner prior to the Effective Date.

                                   ARTICLE III
                                 MANAGEMENT FEE

      3.01. NET OPERATING INCOME. During the Term, in consideration of the services to be rendered by Manager hereunder from the Effective Date until the Expiration Date, Manager shall be entitled to retain all Net Operating Income (as defined below) from the Project.

      3.02. COSTS AND EXPENSES PAID BY MANAGER. Except as otherwise expressly provided herein, Manager shall be responsible for paying all Operating Expenses.

                                   ARTICLE IV
              PROCEDURE FOR HANDLING RECEIPTS AND OPERATING CAPITAL

      4.01. PRORATION PAYMENT. On the Effective Date Owner shall pay Manager an amount equal to the prorated portion of the revenue and expenses with respect to the Project for the month in which the Effective Date occurs, prorated based on the number of days, including the Effective Date, remaining in such month.

      4.02. SECURITY DEPOSITS. Manager shall hold in trust for the benefit of Owner all existing and future security deposits relating to the Project. Manager shall comply with all applicable laws with respect to such security deposits. All security deposit funds held by Manager shall at all times be the property of Owner, subject to all applicable laws with respect thereto.

      4.03. DISBURSEMENT OF DEPOSITS. Any Gross Receipts in excess of Operating Expenses and the Owner Payment (the "Net Operating Income") shall be paid to or retained by Manager. Manager shall pay Owner the Owner Payment notwithstanding the amount of Net Operating Income.

                                    ARTICLE V
                                   ACCOUNTING

      5.01. BOOKS AND RECORDS. Manager shall maintain separate books and records for the Project, the entries to which shall be supported by documentation sufficient to ascertain that said entries are properly and accurately recorded. All such books and records shall be available for copy, inspection and review by Owner or any local property supervisor retained by Owner at any time during Manager's normal business hours and upon at least three (3) Business Days prior written notice. Manager shall maintain accounting records on a calendar year basis. Manager shall, at the direction of the Owner, prepare and deliver documentation, records and/or reports requested or required by any current or prospective lender of the Project, provided that such documentation, records and/or reports are either required to be kept or made pursuant to this Agreement or may be created directly from documentation, records and/or reports required to be kept or made pursuant to this Agreement.

      5.02. PERIODIC STATEMENTS. Manager shall prepare and provide to Owner on or before the 15th of each month, (a) a true and accurate rent roll for the Project, (b) a detailed, unaudited income statement for the Project and (c) a year-to-date report of the foregoing income statement.

      5.03. EXPENSES. All costs and expenses incurred in connection with the preparation of any books, records, statements, budgets, schedules, computations and other reports provided for under this Article V or under any other provisions of this Agreement shall, unless otherwise expressly set forth in this Agreement, be borne by Manager.

      5.04. AUDIT; OWNERSHIP. In the event that Owner or Owner's mortgagee(s) require an audit, Manager shall cooperate with the auditors. The foregoing books and records (but not

Manager's computer software program) shall be deemed owned by Owner, but Manager shall be entitled to retain a copy of such books and records upon the expiration or termination of this Agreement. Owner also may perform additional audit tests, at Owner's sole cost and expense, either at the Project or at the office of Manager, provided such audit tests are related to the activities performed by Manager for Owner, pursuant to this Agreement and provided further that Owner gives Manager at least three (3) Business Days prior written notice of such audit and such audit is conducted during normal business hours. Further, all individuals conducting such audit shall, as a condition to conducting such audit, execute a confidentiality agreement as reasonably requested by Manager; provided, however, that such agreement shall not adversely affect Owner's rights or remedies relating to such audit.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.01. INDEMNIFICATION BY MANAGER. Manager shall indemnify, defend and hold harmless Owner, its affiliates and their respective directors, officers, partners, shareholders, employees, agents, contractors, tenants and invitees from and against any and all actions, administrative proceedings, causes of action, charges, claims, commissions, costs, damages, decrees, demands, duties, expenses, fees, fines, judgments, liabilities, losses, obligations, orders, penalties, recourses, remedies, responsibilities, rights, suits and undertakings of every nature and kind whatsoever, including, but not limited to, reasonable attorneys' fees and litigation expenses (collectively "Claims"), arising or alleged to arise, directly or indirectly, out of the negligent or willful misconduct of, or the breach of this Agreement (including Section 2.03) by, Manager or Manager's employees, agents, representatives, contractors, invitees and others for whom Manager is responsible.

      6.02. INDEMNIFICATION BY OWNER. Owner agrees to defend, indemnify, and hold harmless Manager, its affiliates and their respective partners, directors, shareholders, officers and agents, against and from any and all Claims arising from or related to directly or indirectly (a) the presence of Hazardous Substances (as defined below) in, on or under the Project, except to the extent that the Hazardous Substances are present as a result of acts or omissions of, or the breach of this Agreement by, Manager or Manager's employees, agents, representatives, contractors, invitees and others for whom Manager is responsible or (b) Owner's breach of this Agreement. Without limiting the generality of the foregoing, the indemnification provided by this Section 6.02 specifically shall cover costs incurred in connection with any investigation of site conditions or any remediation, removal or restoration work required by any federal, state or local governmental agency because of the presence of Hazardous Substances in, on, under or about the Project. For purposes of this Section 6.02, "Hazardous Substances" shall mean all substances defined as hazardous materials, hazardous wastes, hazardous substances, or extremely hazardous waste under any federal, state, or local law or regulation. Notwithstanding the above, Owner indemnity and defense obligations set forth in this Section 6.02 shall not apply to Claims arising from or related to directly or indirectly Hazardous Substances arising in, on or under the Project after the Owner's conveyance of the Project pursuant to the Purchase Agreement except as otherwise set forth in the Purchase Agreement.

      6.03. SURVIVAL OF INDEMNITY OBLIGATIONS. The obligations of the parties in this Article VI shall survive the expiration or earlier termination of this Agreement.

                                   ARTICLE VII
                          DEFAULTS; TERMINATION RIGHTS

      7.01. DEFAULT BY MANAGER. Manager shall be deemed to be in default under this Agreement in the event Manager shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager, and such default shall (a) result from Manager's negligence or willful misconduct; (b) involve Manager's misappropriation or misapplication of funds received or held by Manager hereunder; or (c) continue for a period of thirty (30) days (except in the case of emergencies) after notice thereof by Owner to Manager, or if such default cannot be cured within thirty (30) days, then such additional period as is necessary in the circumstances, provided Manager commences its cure of same within said thirty-day period and thereafter diligently pursues such cure to completion, but in no event beyond sixty (60) days after such notice (in each instance, an "Event of Default by Manager"). An Event of Default by Manager shall not be deemed to be a default by Manager under any other agreement between Manager and Owner, including but not limited to, the Purchase Agreement, unless otherwise provided in such Agreement.

      7.02. REMEDIES OF OWNER. Upon the occurrence of an Event of Default by Manager as specified in Section 7.01 hereof, Owner shall be entitled to terminate this Agreement and pursue any other remedy it may have at law or in equity, it being expressly understood that following such a termination, Owner shall have no further obligation to pay any amount accruing with respect to any period following the termination date. Notwithstanding such termination, Manager shall not be relieved of any liability arising as a result of Manager's default. Upon such termination, Manager shall deliver to Owner such funds, books and records of Owner then in the possession or control of Manager, and shall assign to such persons as may be designated by Owner all service contracts and deliver all personal property relating to or used in the operation and maintenance of the Project, except any personal property that was paid for by Manager out of its own funds and which is the property of Manager. Owner acknowledges that an Event of Default by Manager under this Agreement shall not constitute a breach or default under the Purchase Agreement or any other agreement between Owner and Manager.

      7.03. DEFAULTS BY OWNER. Owner shall be deemed to be in default hereunder in the event Owner shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Owner, and such default shall continue for a period of five (5) Business Days after written notice thereof by Manager to Owner as to any default in payment of money, or thirty (30) days after notice thereof by Manager to Owner as to any non-monetary default, or, if such non-monetary default cannot be cured within thirty (30) days, then such additional period as shall be reasonable provided that Owner is capable of curing same and has continuously attempted to cure such default, but in no event beyond sixty (60) days after such notice (in each instance, an "Event of Default by Owner"). An Event of Default by Owner shall not be deemed to be a default by Owner under any other agreement between Owner and Manager, including but not limited to the Purchase Agreement, unless otherwise provided in such Agreement.

      7.04. REMEDIES OF MANAGER. Upon the occurrence of an Event of Default by Owner as specified in Section 7.03 hereof, Manager, as its sole and exclusive remedy, shall be entitled to terminate this Agreement. Following such termination, Owner shall continue to be obligated to pay and perform all of its obligations which have accrued with respect to the Project as of the date of termination and Owner shall pay Manager or Manager may retain, within three Business Days following such termination, all amounts payable to Manager or earned by Manager (including Net Operating Income) under this Agreement up to the date of such termination.

      7.05. EXPIRATION OF TERM. Upon the expiration of the Term, or the earlier termination of this Agreement, Manager shall deliver to Owner all funds, including tenant security deposits, books and records of Owner relating to the Project then in possession or control of Manager, except for such sums as are then due and owing to Manager or earned by Manager (including Net Operating Income) up to the date of expiration under this Agreement or any other written agreement between Owner and Manager. Further, Owner shall, unless the transaction with respect to the Project contemplated by the Purchase Agreement closes concurrently with such termination or expiration, reimburse Manager upon such termination or expiration an amount equal to the excess of (a) all expenses with respect to the Project paid by Manager for capital improvements for the Project during the Term over (b) Twenty-Five Thousand Nine Hundred Nineteen Dollars ($25,919.00) multiplied by the number of months, or portion thereof based on a 30 day month, in the Term. This provision shall survive the expiration or earlier termination of this Agreement. This provision shall not be construed as limiting any of the provisions of Section 5.4 of the Purchase Agreement.

      7.06. FINAL ACCOUNTING. Manager shall, within thirty (30) days after the termination date, deliver to Owner the following:

            (a) an accounting reflecting the balance of income and expenses of the Project to the termination date; and

            (b) subject to the provisions of Section 5.4 of the Purchase Agreement, the balance of moneys of Owner then held by Manager.

                                  ARTICLE VIII
                                    INSURANCE

      8.01. MANAGER'S INSURANCE. Manager will obtain, at Manager's expense, the following insurance, all of which must comply with the requirements of any lender(s) to or mortgagee(s) of Owner notwithstanding any lesser or different requirements set forth in this Agreement:

            (a) Commercial general liability on a "per-occurrence" form for bodily injury liability and property damage liability with limits of $1,000,000 combined single limit each occurrence and $2,000,000 from the aggregate of all occurrences within each policy year, including but not limited to personal injury and advertising injury, premises-operation, products/completed operations hazard and contractual coverage (including coverage for the indemnity clause provided under this Agreement) for claims arising out of actions beyond the scope of its duties or authority under this Agreement (if a blanket policy, endorsed to specify coverage of the Project), it being agreed that Manager's insurance will be primary, and any insurance of Owner shall be secondary and in excess of Manager's coverage.

            (b) Comprehensive form automobile liability covering owned, hired and non-owned vehicles of Manager with limits of $1,000,000 combined single limit per occurrence.

            (c) Employer's liability insurance in an amount not less than $1,000,000.

            (d) Excess liability (umbrella) insurance on the above with limits of $2,000,000.

            (e) Workers' compensation insurance covering the Project Employees in accordance with the laws of the State of California.

            (f) Blanket crime coverage protecting Manager against fraudulent or dishonest acts of all Project Employees, whether acting alone or with others, with limits of liability of not less than $100,000 in any one occurrence with a maximum deductible of $500.00. Any loss within the deductible shall be borne by Manager.

            (g) Professional liability (professional errors and omissions) insurance covering the activities of Manager written on a "per-occurrence" basis with limits of at least $1,000,000 with a maximum deductible of $25,000. Any loss within the deductible shall be borne by Manager. Coverage shall be maintained in effect during the Term and for not less than two years after termination of this Agreement.

            (h) Each of the above policies will contain provisions giving Owner at least thirty (30) days' prior written notice of cancellation or expiration of coverage and name Owner (and any lender of Owner) as additional insureds on items (a) and (d) of this Section 8.01. Owner (and any lender of Owner) are to be named as loss payee on item (f) and (g) of this Section 8.01. Manager will provide Owner with a certificate or certificates evidencing all required coverages prior to the Effective Date and thereafter upon written request.

            (i) Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the State of California with a minimum Best's rating of A-VII.

      Manager acknowledges that in the event evidence of insurance is not timely furnished in accordance with Section 8.01, that Owner may, but shall not be obligated to, obtain such coverage on Owner's behalf and at Manager's expense. Manager shall require that all contractors and subcontractors providing goods or services to the Project be insured in amounts as reasonably determined from time to time by Owner, and evidence same.

      8.02. OWNER'S INSURANCE. All other insurance with respect to the Project, including property, casualty and liability insurance, shall be obtained by Owner.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

      9.01. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to the choice of law provisions thereof.

      9.02. NOTICES. Any notice, demand, consent, authorization or other communication that any party to this Agreement is required or may desire to give to or make upon the other parties to this Agreement pursuant to this Agreement shall be in writing and shall be effective, valid (with confirmed receipt) and duly given and received if hand delivered or sent by nationally recognized overnight delivery service with receipt acknowledgement requested, by facsimile, or by regular mail, postage prepaid to the addresses set forth below or to such other address as any party to this Agreement may designate by notice to the other parties from time to time. Notice so given shall be deemed given and received if sent (a) by hand delivery, on the date of actual delivery; (b) by overnight delivery service, on the next Business Day following the day such notice is delivered to the overnight delivery service, with receipt acknowledgment requested; (c) by facsimile with evidence of transmission acceptance, on the date of actual transmission, or, if such notice is received after 5:00 p.m. (at the destination), on the next Business Day; or (d) by mail, on the fourth Business Day after posting.

            If intended for Manager:    United Dominion Realty Trust, Inc.
                                        1745 Shea Center Drive, Suite 200
                                        Highlands Ranch, Colorado 80129
                                        Attention: W. Mark Wallis
                                        Facsimile No.: 720-283-2454

            and to:                     United Dominion Realty Trust, Inc.
                                        4055 Valley View Lane, Suite 300
                                        Dallas, Texas 75244
                                        Attention: Matt Akin
                                        Facsimile No.: 972-866-0163

            and to:                     Morrison & Foerster LLP
                                        370 17th Street, Suite 5200
                                        Denver, Colorado 80202-5638
                                        Attention: Warren L. Troupe
                                        Facsimile No.: 303-592-1510

            If intended for Owner:      c/o Essex Apartment Value Fund, L.P.
                                        925 East Meadow Drive
                                        Palo Alto, CA 94303
                                        Attn: Keith Guericke, John Burkart and
                                        Jordan E. Ritter, Esq.
                                        Telecopy No. (650) 858-1634 - Guericke,
                                        (650) 565-9855 - Burkart,
                                        (650) 858-1372 - Ritter

      9.03. SEVERABILITY. If any term or provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect, as nearly as possible, the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain unchanged and in full force and effect.

      9.04. NO JOINT VENTURE OR PARTNERSHIP; RISK OF LOSS. Owner and Manager hereby agree that nothing contained herein or in any document executed in connection herewith shall be construed as making Manager and Owner joint venturers or partners. In no event shall Manager have any obligation or liability whatsoever with respect to any debts, obligations or liabilities of Owner. Risk of loss of the Project shall not pass, or be deemed to have passed, to Manager.

      9.05. MODIFICATION; TERMINATION. Any amendment, modification, termination or release of this Agreement may be effected only by a written instrument executed by Manager and Owner.

      9.06. ATTORNEYS' FEES. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for the breach of this Agreement, the non-prevailing party in any action (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorneys' and experts' fees, and costs expended or incurred in connection therewith.

      9.07. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties and there are no further agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

      9.08. APPROVALS AND CONSENTS. If any provision hereof requires the approval or consent of Owner or Manager to any act or omission, such approval or consent shall not be unreasonably withheld or delayed.

      9.09. CASUALTY. In the event that the Project, or any portion thereof, is substantially or totally damaged or destroyed by fire, tornado, windstorm, flood or other casualty during the Term, Manager or Owner may terminate this Agreement upon giving the other party written notice of termination on or before the date which is thirty (30) days after the date of such casualty.

      9.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Neither party shall have the right to assign this Agreement or to delegate its duties hereunder to any other party without the other party's prior written consent given in its absolute and sole discretion; provided that Manager may assign this Agreement to any affiliate of Manager to which the Manager is permitted to assign the Purchase Agreement pursuant to the terms thereof.

      9.11. FURTHER ACTIONS. Each party hereto shall, as often as reasonably requested by the other party hereto, take such further actions as may be necessary in order to carry out the purpose of this Agreement.

      9.12. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, any of which when taken together shall constitute one and the same document. This Agreement may be executed and delivered by facsimile signature; such transmission will be deemed a valid signature.

      9.13. EQUAL EMPLOYMENT OPPORTUNITY. Without limitations of any other provisions of this Agreement, Owner and Manager expressly agree to abide by any and all applicable federal and/or state equal employment opportunity statues, rules and regulations, including without limitation, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Occupational Health and Safety Act of 1970, and the Americans With Disabilities Act, all as may be from time to time modified or amended.

      9.14. EQUAL HOUSING OPPORTUNITY. Without limitation of any other provisions of this Agreement, Owner and Manager expressly agree to abide by any and all applicable federal, state, county and municipal equal housing opportunity statutes, rules and regulations, as from time to time modified or amended prohibiting discrimination in housing on the grounds of race, color, sect, creed or national origin, or source of income, including Title VI of the Civil Rights Act of 1964 (Public Law 88-352, 78 Stat. 241), all requirements imposed by or pursuant to the Regulations of the Secretary of HUD (24 CFR, Subtitle A, Part 1) issued pursuant to that Title, and regulations issued pursuant to Executive Order 11063 and Title VIII of the 1968 Civil Rights Act.

      9.15. SUBORDINATION. This Agreement, and any renewals, extensions or modifications thereof, and all rights and interests of Manager hereunder shall at all times be subject and subordinate to any and all financing instruments of and to the rights and claims of any lender(s) or mortgagees to or of Owner. This provision shall be unconditional and self-operative, but, at the request of Owner or such lender(s) or mortgagee(s), Manager shall execute any instrument submitted to it in confirmation of the foregoing provisions.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

                             OWNER:

                             NEWPORT BEACH SOUTH, LLC

                             By:  Newport Beach South, Inc., its managing member

                                  By:________________________________
                                  Name:______________________________
                                  Title:_____________________________

                             MANAGER:

                             UNITED DOMINION REALTY, L.P. a Delaware limited partnership

                             By: United Dominion Realty Trust, Inc., a Maryland corporation, its General Partner

                                  By:________________________________
                                        W. Mark Wallis
                                        Executive Vice President

                                  EXHIBIT "D-2"

                     FORM OF RIVERMARK MANAGEMENT AGREEMENT

            This Management Agreement (this "Agreement"), made and entered into this ___ day of _______, 2004 (the "Effective Date") by and among Essex Rivermark Apartments, L.P., a California limited partnership ("Owner"), and United Dominion Realty, L.P., a Delaware limited partnership ("Manager").

                                    RECITALS

            WHEREAS, Owner owns that certain multifamily residential complex known as the "River Terrace Apartments" and located in Santa Clara, California (the "Project"), and which is currently being constructed by Owner; and

            WHEREAS, Owner and Manager are parties to that certain Agreement of Purchase and Sale dated as of August 13, 2004 pursuant to which, among other things, the Project shall be purchased from Owner by Manager or an affiliate of Manager (the "Purchase Agreement"); and

            WHEREAS, Owner desires to employ Manager in the management and operation of the Project by turning over to Manager the operation, direction, management and supervision of the Project, as outlined below, and Manager desires to assume such duties upon the terms and conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, Owner and Manager agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

            The following terms shall have the following meanings when used in this Agreement:

      1.01 "Budget" means collectively (a) the operating budget mutually agreed to prior to the Effective Date and made a part hereof as Schedule 1-A, as updated and replaced from time to time by mutual agreement of Manager and Seller (the "Operating Budget") and (b) the capital budget mutually agreed to prior to the Effective Date and made a part hereto as Schedule 1-B, as updated and replaced from time to time by mutual agreement of Manager and Seller (the "Capital Budget").

      1.02 "Business Day" means any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. Section 6103(a), as may be amended from time to time.

      1.03 "Depository" means an FDIC insured bank designated by Owner and approved by Manager.

      1.04 "Fee" means the management fee payable each month by Owner to Manager hereunder pursuant to Article III hereof.

      1.05 "Gross Receipts" means the entire amount of all actual receipts, determined on a cash basis, from (a) tenant rentals collected pursuant to tenant leases for each month during the Term; provided, however, that there shall be excluded from tenant rentals any unapplied tenant security, cleaning, damage and/or pet deposits; (b) laundry and vending machine income; and (c) proceeds from rental interruption insurance. Gross Receipts do not include the proceeds of (i) any sale, exchange, refinancing, condemnation, or other disposition of all or any part of the Project, (ii) any loans to the Owner whether or not secured by all or any part of the Project, (iii) any capital contributions made by the Owner, or (iv) any insurance (other than rental interruption insurance) maintained with regard to the Project.

      1.06 "Project Employees" means those persons employed by Manager solely to carry out Manager's obligations under this Agreement (i.e., manager, assistant managers, leasing agents, maintenance personnel, and other necessary personnel).

      1.07 "Term" means the period commencing on the Effective Date and terminating on the earlier to occur of (i) expiration or earlier termination of the Purchase Agreement with respect to the Project, (ii) the sale of the Project pursuant to the Purchase Agreement or (iii) termination of this Agreement pursuant to its terms (the "Expiration Date").

      1.08 "Working Capital Reserve" means $100,000, or such other amount as may be reasonably agreed to by Owner and Manager, to be used in connection with the operation of the Project in accordance with the terms hereof, and restored in accordance with terms of Sections 4.04 and 4.05.

                                   ARTICLE II
                          DUTIES AND RIGHTS OF MANAGER

      2.01. APPOINTMENT OF MANAGER. During the Term, the Manager agrees, for and in consideration of the compensation paid to Manager pursuant to this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and the Owner hereby grants to Manager the right, to supervise and direct the leasing, management and operation of the Project. Manager shall perform its obligations under this Agreement as an independent contractor of Owner. All obligations or expenses incurred by Manager under this Agreement (including the pro rata portion used in connection with or for the benefit of the Project of all purchases of or contracts for sales or services in bulk obtained by Manager) shall be for the account of, on behalf of, and at the expense of Owner, except as otherwise specifically provided in this Agreement; provided, however, that Owner shall not be obligated to reimburse Manager for expenses for office equipment or office supplies of Manager (unless incurred solely for the Project), for any overhead expenses of Manager incurred with respect to its general offices, costs relating to accounting services performed hereunder, or for any salaries of employees of Manager paid with respect to duties performed on a supervisory level.

      2.02. GENERAL OPERATION.

            (a) Subject to the limitations imposed by the Budget from time to time, Manager shall consistently devote its commercially reasonable efforts consistent with professional management to manage, operate and market the Project for lease, and perform its duties hereunder in a reasonable, diligent, and careful manner so as to manage and supervise marketing, leasing and operation of the Project as a first-class apartment community. In addition to the other obligations of Manager set forth herein, during the Term Manager shall use commercially reasonable efforts consistent with professional management to:
(i) maintain businesslike relations with tenants of the Project, including receiving, considering and recording tenant service requests in a systematic fashion in order to show the action taken with respect to each; (ii) collect all monthly rentals due from tenants of the Project and rent from users or lessees of other non-dwelling facilities in the Project, if any; (iii) request, demand, collect, receive and receipt for any and all charges or rents which become due to Owner, and at Owner's expense in accordance with the Budget, take such legal action as may be necessary or desirable to evict tenants delinquent in payment of monthly rental or other charges as more particularly described in Section
2.09 below; (iv) prepare or cause to be prepared for execution by the Owner all forms, reports and returns, if any, required to be filed by the Owner under applicable federal, state or local laws and any other requirements relating to the employment of personnel (anything contained herein to the contrary notwithstanding, however, Manager shall not be obligated to prepare any of Owner's state or federal income tax returns); (v) operate and maintain the Project in a manner consistent with first-class professional management; (vi) advertise when necessary, at Owner's expense, the availability for rental of the Project's units and display "for rent" or other similar signs upon the Project (it being understood that Manager may install one or more signs on or about the Project stating that same is under management of Manager and may use Manager's name and logo in any display advertising which may be done on behalf of the Project), in accordance with Section 2.13; (vii) sign, renew and cancel tenant leases for the Project, on terms, criteria and policies approved or required from time to time by Owner, based upon Manager's recommendations, and otherwise in accordance with Section 2.12; and (viii) take commercially reasonable steps to control and minimize utility costs once the Project has been completed and is ready for tenant occupancy.

            (b) It is understood and agreed that notwithstanding the provisions of Section 2.02(a), Manager shall not, and does not, provide security services to the Project. Manager's sole responsibility in respect of security services shall be cooperation with any security company retained by Owner.

            (c) The parties acknowledge that the Project is presently under construction. Nothing herein shall be construed to require Manager to perform any services (including any services as a construction manager) or to expend any funds (including any portion of Gross Revenues) in connection with such construction activities. In determining whether Manager has complied with its obligations hereunder, the uncompleted nature of the Project and the existence of major construction activities at the Project shall be taken into account.

      2.03. BUDGET. Manager shall operate the Project in accordance with the Budget, and there shall be no substantial deviations therefrom except as permitted by Section 2.06.

      2.04. MANAGER AND OTHER PERSONNEL

            (a) Manager shall investigate, hire, train, instruct, pay, promote, discharge and supervise the work of the Project Employees. All matters pertaining to the employment, supervision, compensation, promotion and discharge of Manager's employees are the sole responsibility of Manager and Manager shall indemnify Owner with respect to such matters pursuant to Section 6.01. Notwithstanding the foregoing, (i) Manager shall have in its employ at all times a sufficient number of capable Project Employees to enable it, subject to the terms of this Agreement, to perform Manager's obligations under this Agreement, and (ii) Manager shall advise Owner and coordinate with any local property supervisor retained by Owner as to the on-site staffing requirements to enable Manager, subject to the terms of this Agreement, to perform Manager's obligations under this Agreement and to properly, adequately, safely and economically lease, manage, operate, repair and maintain the Project. Costs (including salaries and fringe benefits) associated with the Project Employees and any on-site employees of Owner shall be budgeted for, and paid from, the Operating Account, provided that such costs and expenses are consistent in all material respects with the Budget.

            (b) The Project Employees shall be employees of Manager. Owner shall, provided that such compensation is consistent, in all material respects, with the Budget, reimburse Manager each pay period for the total aggregate compensation, including salary and fringe benefits, payable with respect to the Project Employees, which amount may be paid by Manager from Gross Receipt's or the Working Capital Reserve. The term "fringe benefits" as used herein shall mean and include the employer's contribution of F.I.C.A., unemployment compensation and other employment taxes, worker's compensation, group life and accident and health insurance premiums, performance bonuses, uniforms, 401(k) contributions, holidays and paid vacations and disability and other similar benefits paid or payable by the Manager to the Project Employees. Further, Owner shall reimburse Manager each pay period for the Project's proportionate share of the total aggregate compensation, including salary and fringe benefits, relating to roving maintenance or similar personnel (the "Roving Services"), so long as
(i) the costs of the Roving Services are allocated in good faith on a uniform, fair, equitable and proportionate basis among the Project and the other Manager-operated properties benefiting therefrom; (ii) the Roving Services will not include services that do not benefit the Project; and (iii) the cost of the Roving Services are either (A) itemized by Manager in each Operating Budget or
(B) otherwise approved in writing by Owner. The cost of the Roving Services and the allocation of that cost to the Project and other Manager-operated properties shall be subject to audit by Owner pursuant to the terms of this Agreement.

            (c) Since some of the Project Employees may need to reside at the Project and be available full time in order to perform properly the duties of their employment it is further understood and agreed that the Project Employees (including their dependants), in addition to their salary and fringe benefits, may receive the normal benefits customarily provided managers, assistant managers, leasing agents, and maintenance personnel of an apartment project of comparable character and quality to the Project, including discounted employee housing (provided that such discount will not exceed 30% and that the total number of Project Employees receiving discounted housing does not exceed five
(5)) and use of all Project facilities. All leases for discounted employee housing shall provide that such lease will terminate effective upon termination of this Agreement if this Agreement is terminated for any reason other than the sale of the Project in accordance with the Purchase Agreement.

            (d) Manager shall timely and reasonably provide the local property supervising agent, as designated by Owner from time to time, with reasonable access to the Project and the Project's books and records and, a regular basis, coordinate duties and communicate with such local property supervisor retained by Owner.

      2.05. CONTRACTS AND SUPPLIES. Manager shall, except as provided in this Agreement, in the name of and on behalf of Owner and at Owner's expense, (a) negotiate and enter into service contracts for the furnishing to the Project of electricity, gas, water, steam, telephone, trash removal, cleaning, vermin extermination, furnace and air conditioning maintenance, security services, pest control, landscaping, and any other utilities, services and concessions which are reasonably required in the course of business for the operation, repair and maintenance of the Project, and (b) place purchase orders for such equipment, tools, appliances, materials and supplies as are necessary to properly maintain the Project. Except for service contracts for public utilities such as water, electricity and gas, each such service contract shall: (i) include a provision for cancellation thereof by Owner or Manager upon no more than 30 days' written notice without the imposition of any penalty or fee, and (ii) require that all contractors provide evidence of sufficient insurance. All service contracts and purchase orders shall be paid by Manager, on behalf of Owner, from the Operating Account, in accordance with the Budget. Manager shall obtain Owner's consent, which consent shall not be unreasonably withheld or delayed, to terminate any existing contracts for services or supplies. Nothing in this section shall be construed as requiring Manager to enter into any contracts, agreements or purchase orders with respect to any construction activities at the Project.

      2.06. ALTERATIONS, REPAIRS AND MAINTENANCE. Manager shall initiate, make or install, or cause to be made and installed, or do or cause to be done at Owner's expense and in the name of Owner, all normal maintenance and repair work on and to the Project, including those which Owner is required to make pursuant to the leases, sufficient to maintain the Project in first-class condition and repair and in accordance with the terms of all leases of the Project; provided, however, that the foregoing shall not be construed as obligating Manager to undertake any construction activities or to repair, replace or renovate any portion of the Property which is the subject of new construction. All such expenditures are to be made in the name of Owner and shall only be incurred by Manager in accordance with the Budget, unless emergency repairs that threaten life or property are immediately necessary for the preservation of the life or safety of any person or of the safety of the Project, or to avoid criminal or civil liability of Owner or Manager, or are required to avoid the suspension of any necessary service to the Project, in which event such expenditures may be made by the Manager without prior approval and irrespective of the cost limitations imposed by this Section 2.06; provided, however, that in each such instance, Manager shall, before causing any such emergency repair to be made, use commercially reasonable efforts under the circumstances to notify Owner of the necessity of the repair. In accordance with the terms of the Capital Budget or upon written demand or approval of Owner (except in the case of an emergency), Manager shall, at Owner's expense, from time to time during the term hereof, make all required capital replacements or repairs to the Project. Subject to obtaining Owner's prior written approval in regard to sums necessary to cover costs of such capital replacements or repairs, Manager shall first use any Excess Funds held pursuant to Section 4.05 and then funds furnished by Owner.

      2.07. LICENSES AND PERMITS. Manager shall apply for, obtain, and maintain, in the name and at the expense of Owner, all licenses, permits, deposits and bonds required of Owner or Manager in connection with the management and operation of the Project; provided, however, that the foregoing shall not be construed to require Manager to apply for, obtain or maintain any building permits, certificates of occupancy or other license, permits, approvals, deposits or bonds relating to the construction of the Project. Owner agrees to execute and deliver any and all applications and other documents and to otherwise cooperate to the fullest extent with Manager in applying for, obtaining and maintaining such licenses and permits.

      2.08. COMPLIANCE WITH LAWS. Subject to Sections 2.02(b) and 2.02(c), Manager, at Owner's expense, use reasonable efforts to comply with (and correct violations of) all applicable laws, statutes, ordinances, codes, rules, regulations and policies of federal, state, county and municipal authorities and insurance bodies and underwriters concerning the use, operation, management and maintenance of the Project. If Owner instructs Manager not to disclose any matter and such failure to disclose is subsequently determined to be fraudulent or tortuous, Owner shall indemnify Manager (pursuant to Section 6.02 below) with respect to any claim based on such failure to disclose.

      2.09. LEGAL PROCEEDINGS. Manager shall institute, in its own name or in the name of Owner, but in any event at the expense of Owner, any and all legal actions or proceedings that Manager deems reasonable to collect charges, rent or other income from the Project or to dispossess tenants or other persons in possession, or to cancel, terminate, or enforce any lease, license or concession agreement for the breach thereof or default thereunder by the tenant, licensee or concessionaire. In each such instance where expenses related to such action are expected to exceed $1,000.00, Manager shall, before taking or causing to be taken any such action, use reasonable efforts under the circumstances to notify Owner of the need for this action and obtain Owner's prior written approval. Manager and Owner shall each promptly notify the other of any violation, order, rule, or determination of any governmental authority or Board of Fire Underwriters or similar agency that affect the Project of which they become aware.

      2.10. DEBTS OF OWNER. Subject to the terms and conditions of this Agreement, all debts and liabilities to third persons incurred by Manager pursuant to and in compliance with this Agreement in the course of its operation and management of the Project shall be the debts and liabilities of the Owner only, and Manager shall not be liable for (and is hereby indemnified in respect of) any such debts or liabilities, except to the extent Manager has exceeded its authority under this Agreement or such debts and liabilities were not incurred pursuant to or in compliance with this Agreement. Manager shall have no responsibility to make payments on any indebtedness of Owner secured by the Project or any portion thereof.

      2.11. TAXES BILLS AND SPECIAL REQUIREMENTS. Manager shall promptly forward real estate tax and assessment bills to Owner. Subject to Section 2.02(c), Manager will promptly notify Owner of and comply promptly with any and all orders and/or requirements affecting the Project placed thereon by any federal, state, county or municipal authority or any other governmental body having jurisdiction over the Project. Manager shall not take any action under this section so long as Owner is contesting, or has notified Manager of its intention to contest, any such order and/or requirement. In the event Owner has directed Manager to refrain from complying with such orders or requirements affecting the Project and as a consequence thereof Manager could potentially incur civil or criminal liability, then in such event, Owner will indemnify, defend and hold harmless Manager and its, directors, officers, employees and agents from and against all losses, liabilities, penalties, fines, claims, actions, causes of action, costs and expenses (including attorneys fees and costs) arising from or related to directly or indirectly Manager not complying with such order or requirement at Owner's direction, except to the extent arising from the negligence or willful misconduct of Manager, or Manager's employees, agents, representatives, contractors, invitees and others for whom Manager is responsible. Owner will supply Manager with all information necessary for Manager to comply promptly with these requirements.

      2.12. LEASING. All leases are to be prepared by Manager utilizing a form of lease approved by Owner and Manager. Manager shall use commercially reasonable efforts to obtain and keep tenants of the Project. Manager shall, so far as reasonably possible, procure and investigate prospective tenants and use reasonable judgment in the selection of tenants for the Project. Manager agrees to perform whatever service may be required in connection with the negotiation of leases or renewals, extensions, modifications or cancellations thereof.

      2.13. ADVERTISING. Manager shall prepare advertising plans and promotional material to be used to further rentals of the Project. Manager shall not use Owner's name in any advertising or promotional material without Owner's express written approval. Advertising and promotional materials shall be prepared in full compliance with all applicable federal, state and local laws, ordinances, regulations and orders.

      2.14. OPERATION AND MAINTENANCE PLANS. Manager will comply with any operation and maintenance plan with respect to Hazardous Substances (as defined below) provided to Manager by Owner prior to the Effective Date.

                                   ARTICLE III
                                 MANAGEMENT FEES

      3.01. FEE. During the Term, in consideration of the services to be rendered by Manager hereunder from the Effective Date until the Expiration Date, Manager will be paid a monthly management fee in the amount of $8,333.34.

      3.02. CALCULATION AND PAYMENT OF FEE. The Fee shall be paid on the first
(1st) day of each calendar month and shall be disbursed by Manager from the Operating Account. If the Effective Date is not on the first day of a month, or the Expiration Date is not the last day of a month, the fee for the month in which the Effective Date or Expiration Date occurs shall be prorated on a per-diem basis, based on a thirty (30) day month and the actual number of days elapsed. With respect to the Fee earned for the last month or portion thereof of the Term, the Fee shall be payable to Manager on the Expiration Date.

      3.03. REIMBURSEMENTS TO OWNER. Manager shall reimburse Owner for all payments made in error and for all discounts not taken and penalties paid, in the event funds were then available, unless such payments, discounts or penalties are subsequently recovered.

      3.04 COSTS AND EXPENSES PAID BY MANAGER. Except as otherwise expressly provided herein and without limiting costs and expenses to be paid by Manager in connection with the leasing, administration and management of the Project, Manager shall be responsible, at its own expense, for fees and expenses related to: (a) travel costs incurred by its employees and agents for the benefit of the Project, (b) accounting, (c) bookkeeping, (d) payroll processing (except with respect to employees of the Owner), (e) computer usage including the cost of software and hardware upgrades, (f) the cost of the insurance set forth in
Section 8.01 and (g) other administrative charges incurred by the Manager's corporate office for the benefit of the Project.

                                   ARTICLE IV
              PROCEDURE FOR HANDLING RECEIPTS AND OPERATING CAPITAL

      4.01. BANK DEPOSITS. All monies received by Manager for or on behalf of Owner shall be deposited by Manager with the Depository. Manager shall maintain a separate account for the Project consistent with the system of accounting of the Project, in the name of the Project (the "Operating Account"). All funds on deposit shall be and remain under the control of Manager and Owner, subject to the provisions of this Agreement. Manager shall cause all rents, security deposits (unless by law such security deposits must be retained in a separate account), revenues, issues and profits from the Project to be deposited and maintained in the Operating Account. Any interest earned on the Operating Account shall accrue solely to the benefit of and be paid to Owner. All monies of Owner held by Manager pursuant to the terms of this Agreement shall be held by Manager in trust for the benefit of Owner to be held and disbursed as provided in this Agreement, and shall not, unless Owner otherwise has agreed or directed, be commingled with the funds of any other person, including Manager or any affiliate of Manager.

      4.02. SECURITY DEPOSITS. Manager shall hold in trust for the benefit of Owner all existing and future security deposits relating to the Project. Manager shall comply with all applicable laws with respect to such security deposits. All security deposit funds held by Manager shall at all times be the property of Owner, subject to all applicable laws with respect thereto.

      4.03. DISBURSEMENT OF DEPOSITS. Except as otherwise provided herein (including Section 2.11), Manager shall disburse and pay all funds on deposit on behalf of and in the name of Owner in such amounts and at such times as required in connection with the ownership, maintenance and operation of the Project on account of all costs and expenses of maintaining, operating and supervising the operation of the Project, including, but not limited to, salaries, fringe benefits and expenses of the Project Employees, legal and accounting fees and the cost and expense of utilities, services and concessions. Notwithstanding any other provision of this Agreement to the contrary, Owner shall be responsible for paying directly (and such sums shall not be paid out of the Operating Account) all taxes, assessments and charges of every kind imposed by any governmental authority having jurisdiction over the Project, all insurance premiums for insurance coverage carried by the Owner with respect to the Project, and any and all debt service and loan payments with respect to the Project.

      4.04. WORKING CAPITAL. Concurrently with its execution and delivery of this Agreement, Owner has deposited with Manager the Working Capital Reserve for the Project. If, due to an emergency situation or otherwise (including but not limited to due to lower than expected occupancy of the Project or higher than expected operating expenses), at any time Manager shall notify Owner in writing that the balance of the Operating Account for the Project is insufficient to fund the management activities for the Project, Owner shall promptly deposit in the Operating Account the funds necessary to restore a sufficient balance. Manager shall have no responsibility or obligation with respect to the furnishing of such funds.

      4.05. EXCESS FUNDS. Any operating funds in excess of the Working Capital Reserve for the Project on deposit in the Operating Account (the "Excess Funds") shall be transferred at the written request of Owner to a bank account opened and maintained solely by Owner, following which Owner shall promptly deposit in the Operating Account the funds necessary to restore a sufficient balance, in accordance with Section 4.04. Manager shall have no liability for loss of funds in the Operating Account due to insolvency of the Depository, even though the amount of funds maintained exceeds the available federal or other deposit insurance.

      4.06. AUTHORIZED SIGNATORIES. In addition to any signatory designated by Owner, any persons from time to time designated in writing by Manager shall be authorized signatories on all bank accounts, including, without limitation, the Operating Account, established by Manager hereunder and shall have authority to make disbursements from such accounts. Funds may be withdrawn from all bank accounts established by Manager, in accordance with this Article IV, only upon the signature of an individual who has been granted that authority by Manager. All persons who are authorized signatories or who in any way handle funds for the Project shall be insured in accordance with the provisions of Article VIII.

                                    ARTICLE V
                                   ACCOUNTING

      5.01. BOOKS AND RECORDS. Manager shall maintain separate books and records for the Project, the entries to which shall be supported by documentation sufficient to ascertain that said entries are properly and accurately recorded. All such books and records shall be available for copy, inspection and review by Owner or any local property supervisor retained by Owner at any time during Manager's normal business hours and upon at least three Business Days prior written notice. Manager shall maintain accounting records on a calendar year basis. Manager shall, at the direction of the Owner, prepare and deliver documentation, records and/or reports requested or required by any current or prospective lender of the Project, provided that such documentation, records and/or reports are either required to be kept or made pursuant to this Agreement or may be created directly from documentation, records and/or reports required to be kept or made pursuant to this Agreement.

      5.02. PERIODIC STATEMENTS. Manager shall prepare and provide to Owner on or before the 15th of each month, (a) a true and accurate rent roll for the Project, (b) a detailed, unaudited income statement for the Project, (c) a year-to-date report of the foregoing income statement with reference to the Budget and (d) during the "lease up" of the Project a weekly update with respect to leasing activity.

      5.03. EXPENSES. All costs and expenses incurred in connection with the preparation of any books, records, statements, budgets (including the Budget), schedules, computations and other reports provided for under this Article V or under any other provisions of this Agreement shall, unless expressly otherwise set forth in this Agreement, be borne by Manager.

      5.04. AUDIT; OWNERSHIP. In the event that Owner or Owner's mortgagee(s) require an audit, Manager shall cooperate with the auditors. The foregoing books and records (but not Manager's computer software program) shall be deemed owned by Owner, but Manager shall be entitled to retain a copy of such books and records upon the expiration or termination of this Agreement. Owner also may perform additional audit tests, at Owner's sole cost and expense, either at the Project or at the office of Manager, provided such audit tests are related to the activities performed by Manager for Owner pursuant to this Agreement and provided further that Owner gives Manager at least three (3) Business Days prior written notice of such audit and such audit is conducted during normal business hours. Further, all individuals conducting such audit shall, as a condition to conducting such audit, execute a confidentiality agreement as reasonably requested by Manager; provided, however, that such agreement shall not adversely affect Owner's rights or remedies relating to such audit.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.01. INDEMNIFICATION BY MANAGER. Manager shall indemnify, defend and hold harmless Owner, its affiliates and their respective directors, officers, partners, shareholders, employees, agents, contractors, tenants and invitees from and against any and all actions, administrative proceedings, causes of action, charges, claims, commissions, costs, damages, decrees, demands, duties, expenses, fees, fines, judgments, liabilities, losses, obligations, orders, penalties, recourses, remedies, responsibilities, rights, suits and undertakings of every nature and kind whatsoever, including, but not limited to, reasonable attorneys' fees and litigation expenses (collectively "Claims"), arising or alleged to arise out of, directly or indirectly, the negligent or willful misconduct of, or the breach of this Agreement (including Section 2.04) by, Manager or Manager's employees, agents, representatives, contractors, invitees and others for whom Manager is responsible.

      6.02. INDEMNIFICATION BY OWNER. Owner agrees to defend, indemnify, and hold harmless Manager, its affiliates and their respective partners, directors, shareholders, officers and agents, against and from any and all Claims arising from or related to directly or indirectly (a) the presence of Hazardous Substances (as defined below) in, on or under the Project, except to the extent that the Hazardous Substances are present as a result of acts or omissions of, or the breach of this Agreement by, Manager or Manager's employees, agents, representatives, contractors, invitees and others for whom Manager is responsible or (b) Owner's breach of this Agreement. Without limiting the generality of the foregoing, the indemnification provided by this Section 6.02 specifically shall cover costs incurred in connection with any investigation of site conditions or any remediation, removal or restoration work required by any federal, state or local governmental agency because of the presence of Hazardous Substances in, on, under or about the Project. For purposes of this Section 6.02, "Hazardous Substances" shall mean all substances defined as hazardous materials, hazardous wastes, hazardous substances, or extremely hazardous waste under any federal, state, or local law or regulation. Notwithstanding the above,

Owner indemnity and defense obligations set forth in this Section 6.02 shall not apply to Claims arising from or related to directly or indirectly Hazardous Substances arising in, on or under the Project after the Owner's conveyance of the Project pursuant to the Purchase Agreement except as otherwise set forth in the Purchase Agreement.

      6.03. COVENANTS CONCERNING PAYMENT OF OPERATING EXPENSES. Without limiting the provisions of Section 4.05, Owner covenants to pay all sums for operating expenses provided for in the Operating Budget in excess of Gross Receipts required to operate the Project upon written notice and demand from Manager within ten (10) days after receipt of written notice.

      6.04. SURVIVAL OF INDEMNITY OBLIGATIONS. The obligations of the parties in this Article VI shall survive the expiration or earlier termination of this Agreement.

                                   ARTICLE VII
                          DEFAULTS; TERMINATION RIGHTS

      7.01. DEFAULT BY MANAGER. Manager shall be deemed to be in default under this Agreement in the event Manager shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager, and such default shall (a) result from Manager's negligence or willful misconduct; (b) involve Manager's misappropriation or misapplication of funds received or held by Manager hereunder; or (c) continue for a period of thirty (30) days (except in the case of emergencies) after notice thereof by Owner to Manager, or if such default cannot be cured within thirty (30) days, then such additional period as is necessary in the circumstances, provided Manager commences its cure of same within said thirty-day period and thereafter diligently pursues such cure to completion, but in no event beyond sixty (60) days after such notice (in each instance, an "Event of Default by Manager"). An Event of Default by Manager shall not be deemed to be a default of Manager under any other agreement between Manager and Owner, including but not limited to the Purchase Agreement, unless otherwise provided in such agreement.

      7.02. REMEDIES OF OWNER. Upon the occurrence of an Event of Default by Manager as specified in Section 7.01 hereof, Owner shall be entitled to terminate this Agreement and pursue any other remedy it may have at law or in equity, it being expressly understood that following such a termination, Owner shall have no further obligation to pay any Fee or other amount accruing with respect to any period following the termination date. Notwithstanding such termination, Manager shall not be relieved of any liability arising as a result of Manager's default. Upon such termination, Manager shall deliver to Owner such funds, books and records of Owner then in the possession or control of Manager, and shall assign to such persons as may be designated by Owner all service contracts and deliver all personal property relating to or used in the operation and maintenance of the Project, except any personal property that was paid for by Manager out of its own funds and which is the property of Manager. Owner acknowledges that an Event of Default by Manager under this Agreement shall not constitute a breach or default under the Purchase Agreement or any other agreement between Owner and Manager.

      7.03. DEFAULTS BY OWNER. Owner shall be deemed to be in default hereunder in the event Owner shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Owner, and such default shall continue for a period of five (5) Business Days after written notice thereof by Manager to Owner as to any default in payment of money (including in Owner's obligation to maintain the Working Capital Reserve for the Project in accordance with Section 4.04), or thirty (30) days after notice thereof by Manager to Owner as to any non-monetary default, or, if such non-monetary default cannot be cured within thirty (30) days, then such additional period as shall be reasonable provided that Owner is capable of curing same and has continuously attempted to cure such default, but in no event beyond sixty (60) days after such notice (in each instance, an "Event of Default by Owner"). An Event of Default by Owner shall not be deemed to be a default of Owner under any other agreement between Manager and Owner, including but not limited to the Purchase Agreement, unless otherwise provided in such agreement.

      7.04. REMEDIES OF MANAGER. Upon the occurrence of an Event of Default by Owner as specified in Section 7.03 hereof, Manager, as its sole and exclusive remedy, shall be entitled to terminate this Agreement. Following such termination, Owner shall continue to be obligated to pay and perform all of its obligations which have accrued with respect to the Project as of the date of termination and Owner shall pay Manager, within three Business Days following such termination, in addition to all other amounts payable to Manager under this Agreement, a termination fee equal to the Fee paid for the last full calendar month preceding the month in which the Agreement was terminated as liquidated damages and as its sole and exclusive remedy; the parties hereby agreeing in good faith that inasmuch as actual damages, if any, to Manager would be speculative and difficult to ascertain, such termination fee shall serve as complete liquidated damages to Manager in the event if such an Event of Default by Owner and Owner shall have no further or other liability in connection herewith.

      7.05. EXPIRATION OF TERM. Upon the expiration of the Term, or the earlier termination of this Agreement, Manager shall deliver to Owner all funds, including tenant security deposits, books and records of Owner relating to the Project then in possession or control of Manager, except for such sums as are then due and owing to Manager under this Agreement or any other written agreement between Owner and Manager. This provision shall survive the expiration or earlier termination of this Agreement. This provision shall not be construed as limiting any of the provisions of Section 5.4 of the Purchase Agreement.

      7.06. FINAL ACCOUNTING. Manager shall, within thirty (30) days after the termination date, deliver to Owner the following:

            (a) an accounting reflecting the balance of income and expenses of the Project to the termination date; and

            (b) subject to the provisions of Section 5.4 of the Purchase Agreement, the balance of moneys of Owner then held by Manager.

                                  ARTICLE VIII
                                    INSURANCE

      8.01. MANAGER'S INSURANCE. Manager will obtain, at Manager's expense, the following insurance, all of which must comply with the requirements of any lender(s) to or mortgagee(s) of Owner notwithstanding any lesser or different requirements set forth in this Agreement:

            (a) Commercial general liability on a "per-occurrence" form for bodily injury liability and property damage liability with limits of $1,000,000 combined single limit each occurrence and $2,000,000 from the aggregate of all occurrences within each policy year, including but not limited to personal injury and advertising injury, premises-operation, products/completed operations hazard and contractual coverage (including coverage for the indemnity clause provided under this Agreement) for claims arising out of actions beyond the scope of its duties or authority under this Agreement (if a blanket policy, endorsed to specify coverage of the Project), it being agreed that Manager's insurance will be primary, and any insurance of Owner shall be secondary and in excess of Manager's coverage.

            (b) Comprehensive form automobile liability covering owned, hired and non-owned vehicles of Manager with limits of $1,000,000 combined single limit per occurrence.

            (c) Employer's liability insurance in an amount not less than $1,000,000.

            (d) Excess liability (umbrella) insurance on the above with limits of $2,000,000.

            (e) Workers' compensation insurance covering the Project Employees in accordance with the laws of the State of California.

            (f) Blanket crime coverage protecting Manager against fraudulent or dishonest acts of all Project Employees, whether acting alone or with others, with limits of liability of not less than $100,000 in any one occurrence with a maximum deductible of $500.00. Any loss within the deductible shall be borne by Manager.

            (g) Professional liability (professional errors and omissions) insurance covering the activities of Manager written on a "per-occurrence" basis with limits of at least $1,000,000 with a maximum deductible of $25,000. Any loss within the deductible shall be borne by Manager. Coverage shall be maintained in effect during the Term and for not less than two years after termination of this Agreement.

            (h) Each of the above policies will contain provisions giving Owner at least thirty (30) days' prior written notice of cancellation or expiration of coverage and name Owner (and any lender of Owner) as additional insureds on items (a) and (d) of this Section 8.01. Owner (and any lender of Owner) are to be named as loss payee on item (f) and (g) of this Section 8.01. Manager will provide Owner with a certificate or certificates evidencing all required coverages prior to the Effective Date and thereafter upon written request.

            (i) Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the State of California with a minimum Best's rating of A-VII.

      Manager acknowledges that in the event evidence of insurance is not timely furnished in accordance with Section 8.01, that Owner may, but shall not be obligated to, obtain such coverage on Owner's behalf and at Manager's expense. Manager shall require that all contractors and subcontractors providing goods or services to the Project be insured in amounts as reasonably determined from time to time by Owner, and evidence same.

      8.02. OWNER'S INSURANCE. All other insurance with respect to the Project, including property, casualty and liability insurance, shall be obtained by Owner.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

      9.01. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to the choice of law provisions thereof.

      9.02. NOTICES. Any notice, demand, consent, authorization or other communication that any party to this Agreement is required or may desire to give to or make upon the other parties to this Agreement pursuant to this Agreement shall be in writing and shall be effective, valid (with confirmed receipt) and duly given and received if hand delivered or sent by nationally recognized overnight delivery service with receipt acknowledgement requested, by facsimile, or by regular mail, postage prepaid to the addresses set forth below or to such other address as any party to this Agreement may designate by notice to the other parties from time to time. Notice so given shall be deemed given and received if sent (a) by hand delivery, on the date of actual delivery; (b) by overnight delivery service, on the next Business Day following the day such notice is delivered to the overnight delivery service, with receipt acknowledgment requested; (c) by facsimile with evidence of transmission acceptance, on the date of actual transmission, or, if such notice is received after 5:00 p.m. (at the destination), on the next Business Day; or (d) by mail, on the fourth Business Day after posting.

            If intended for Manager:     United Dominion Realty Trust, Inc.
                                         1745 Shea Center Drive, Suite 200
                                         Highlands Ranch, Colorado 80129
                                         Attention: W. Mark Wallis
                                         Facsimile No.: 720-283-2454

            and to:                      United Dominion Realty Trust, Inc.
                                         4055 Valley View Lane, Suite 300
                                         Dallas, Texas 75244
                                         Attention: Matt Akin
                                         Facsimile No.: 972-866-0163

            and to:                      Morrison & Foerster LLP
                                         370 17th Street, Suite 5200
                                         Denver, Colorado 80202-5638
                                         Attention: Warren L. Troupe
                                         Facsimile No.: 303-592-1510

            If intended for Owner:       c/o Essex Apartment Value Fund, L.P.
                                         925 East Meadow Drive
                                         Palo Alto, CA 94303
                                         Attn: Keith Guericke, John Burkart and
                                         Jordan E. Ritter, Esq.

                                         Telecopy No. (650) 858-1634 - Guericke,
                                         (650) 565-9855 - Burkart,
                                         (650) 858-1372 - Ritter

      9.03. SEVERABILITY. If any term or provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect, as nearly as possible, the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain unchanged and in full force and effect.

      9.04. NO JOINT VENTURE OR PARTNERSHIP; RISK OF LOSS. Owner and Manager hereby agree that nothing contained herein or in any document executed in connection herewith shall be construed as making Manager and Owner joint venturers or partners. In no event shall Manager have any obligation or liability whatsoever with respect to any debts, obligations or liabilities of Owner. Risk of loss of the Project shall not pass, or be deemed to have passed, to Manager.

      9.05. MODIFICATION; TERMINATION. Any amendment, modification, termination or release of this Agreement may be effected only by a written instrument executed by Manager and Owner.

      9.06. ATTORNEYS' FEES. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for the breach of this Agreement, the non-prevailing party in any action (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorneys' and experts' fees, and costs expended or incurred in connection therewith.

      9.07. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties and there are no further agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof.

      9.08. APPROVALS AND CONSENTS. If any provision hereof requires the approval or consent of Owner or Manager to any act or omission, such approval or consent shall not be unreasonably withheld or delayed.

      9.09. CASUALTY. In the event that the Project, or any portion thereof, is substantially or totally damaged or destroyed by fire, tornado, windstorm, flood or other casualty during the Term, Manager or Owner may terminate this Agreement upon giving the other party written notice of termination on or before the date which is thirty (30) days after the date of such casualty.

      9.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Neither party shall have the right to assign this Agreement or to delegate its duties hereunder to any other party without the other party's prior written consent given in its absolute and sole discretion; provided that Manager may assign this Agreement to any affiliate of Manager to which the Manager is permitted to assign the Purchase Agreement pursuant to the terms thereof.

      9.11. FURTHER ACTIONS. Each party hereto shall, as often as reasonably requested by the other party hereto, take such further actions as may be necessary in order to carry out the purpose of this Agreement.

      9.12. COUNTERPARTS; FACSIMILE. This Agreement may be executed in any number of counterparts, any of which when taken together shall constitute one and the same document. This Agreement may be executed and delivered by facsimile signature; such transmission will be deemed a valid signature.

      9.13. EQUAL EMPLOYMENT OPPORTUNITY. Without limitations of any other provisions of this Agreement, Owner and Manager expressly agree to abide by any and all applicable federal and/or state equal employment opportunity statues, rules and regulations, including without limitation, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, the Occupational Health and Safety Act of 1970, and the Americans With Disabilities Act, all as may be from time to time modified or amended.

      9.14. EQUAL HOUSING OPPORTUNITY. Without limitation of any other provisions of this Agreement, Owner and Manager expressly agree to abide by any and all applicable federal, state, county and municipal equal housing opportunity statutes, rules and regulations, as from time to time modified or amended prohibiting discrimination in housing on the grounds of race, color, sect, creed or national origin, or source of income, including Title VI of the Civil Rights Act of 1964 (Public Law 88-352, 78 Stat. 241), all requirements imposed by or pursuant to the Regulations of the Secretary of HUD (24 CFR, Subtitle A, Part 1) issued pursuant to that Title, and regulations issued pursuant to Executive Order 11063 and Title VIII of the 1968 Civil Rights Act.

      9.15. SUBORDINATION. This Agreement, and any renewals, extensions or modifications thereof, and all rights and interests of Manager hereunder shall at all times be subject and subordinate to any and all financing instruments of and to the rights and claims of any lender(s) or mortgagees to or of Owner. This provision shall be unconditional and self-operative, but, at the request of Owner or such lender(s) or mortgagee(s), Manager shall execute any instrument submitted to it in confirmation of the foregoing provisions.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

                             OWNER:

                             ESSEX RIVERMARK APARTMENTS, L.P.

                             By: Essex Apartment Value Fund, L.P., a Delaware limited partnership, its general partner

                                   By:  Essex VFGP, L.P., a Delaware limited
                                        partnership, its general partner

                                        By:  Essex VFGP, Inc., a Delaware
                                             corporation, its general partner

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                             MANAGER:

                             UNITED DOMINION REALTY, L.P. a Delaware limited partnership

                             By:   United Dominion Realty Trust, Inc., a
                                   Maryland corporation, its General Partner

                                   By:______________________________
                                        W. Mark Wallis
                                        Executive Vice President